Exhibit 4.1

ATHEROGENICS, INC.

To

The Bank of New York Trust Company, N.A.,
as Trustee

INDENTURE

Dated as of

January 12, 2005

1.50% Convertible Notes Due 2012

Page
ARTICLE 4
Reserved

ARTICLE 5
Reserved

ARTICLE 6
Particular Covenants Of The Company

Section 6.01. Payment of Principal, Premium and Interest	23
Section 6.02. Maintenance of Office or Agency	23
Section 6.03. Appointments to Fill Vacancies in Trustee’s Office	23
Section 6.04. Provisions as to Paying Agent	24
Section 6.05. Existence	25
Section 6.06. Maintenance of Properties	25
Section 6.07. Payment of Taxes and Other Claims	25
Section 6.08. Rule 144A Information Requirement	25
Section 6.09. Stay, Extension and Usury Laws	26
Section 6.10. Compliance Certificate	26
Section 6.11. Liquidated Damages Notice	26

ARTICLE 7
Noteholders’ Lists And Reports By The Company And The Trustee

Section 7.01. Noteholders’ Lists	27
Section 7.02. Preservation And Disclosure Of Lists	27
Section 7.03. Reports By Trustee	27
Section 7.04. Reports by Company	27

ARTICLE 8
Remedies Of The Trustee And Noteholders On An Event Of Default

Section 8.01. Events Of Default	28
Section 8.02. Payments of Notes on Default; Suit Therefor	30
Section 8.03. Application of Monies Collected By Trustee	31
Section 8.04. Proceedings by Noteholder	32
Section 8.05. Proceedings By Trustee	33
Section 8.06. Remedies Cumulative And Continuing	33
Section 8.07. Direction of Proceedings and Waiver of Defaults By Majority of Noteholders	33
Section 8.08. Notice of Defaults	34
Section 8.09. Undertaking To Pay Costs	34

ARTICLE 9
The Trustee

Section 9.01. Duties and Responsibilities of Trustee	34

Page
Section 17.11. Authenticating Agent	69
Section 17.12. Execution In Counterparts	69
Section 17.13. Severability	69
Exhibit A Form of Note	A-1

v

INDENTURE

     INDENTURE dated as of January 12, 2005 between AtheroGenics, Inc., a Georgia corporation (hereinafter called the “Company”), having its principal office at 8995 Westside Parkway, Alpharetta, Georgia 30004, and The Bank of New York Trust Company, N.A., a national banking association organized under the laws of the United States, as trustee hereunder (hereinafter called the “Trustee”).

WITNESSETH:

     WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issue of its 1.50% Convertible Notes Due 2012 (hereinafter called the “Notes”), initially in an aggregate principal amount not to exceed $200,000,000 and, in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture;

     WHEREAS, the Notes, the certificate of authentication to be borne by the Notes, a form of assignment, a form of option to elect redemption upon a Designated Event, and a form of conversion notice to be borne by the Notes are to be substantially in the forms hereinafter provided for; and

     WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Company, and to constitute this Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Notes have in all respects been duly authorized,

     NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective holders from time to time of the Notes (except as otherwise provided below), as follows:

ARTICLE 1
Definitions

     Section 1.01. Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. All other terms used in this Indenture that are defined in the Trust Indenture Act or which are by reference therein defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in the Trust Indenture Act and in the Securities Act as in force at the date of the execution of this Indenture. The words “herein”, “hereof”, “hereunder” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision. The terms defined in this Article include the plural as well as the singular.

     “Accepted Purchased Shares” has the meaning specified in Section 16.05(g)(i).

     “Additional Shares” has the meaning specified in Section 16.12(a).

     “Adjustment Event” has the meaning specified in Section 16.05(l).

     “Agent Members” has the meaning specified in Section 2.05(b)(v).

     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control”, when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

     “Board of Directors” means the Board of Directors of the Company or a committee of such Board duly authorized to act for it hereunder.

     “Business Day” means any day except a Saturday, Sunday or legal holiday on which banking institutions in The City of New York or the city in which the Corporate Trust Office is located are authorized or obligated by law, regulation or executive order to close.

     “Capital Stock” means (a) in the case of a corporation, corporate stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (d) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distribution of the assets of, the issuing person.

     “close of business” means 5 p.m. (New York City time).

     “Closing Sale Price” of the shares of Common Stock on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported in composite transactions for the principal United States securities exchange on which shares of Common Stock are traded or, if the shares of Common Stock are not listed on a United States national or regional securities exchange, as reported by the NASDAQ National Market or by the National Quotation Bureau Incorporated. In the absence of such quotations, the Company shall be entitled to determine the Closing Sale Price on the basis it considers appropriate. The Closing Sale Price shall be determined without reference to extended or after hours trading.

     “Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

     “Common Stock” means any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company. Subject to the provisions of Section 16.06, however, shares issuable on conversion of Notes shall include only shares of the class designated as common stock of the Company at the date of this Indenture (namely, the Common Stock, no par value) or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

     “Company” means the corporation named as the “Company” in the first paragraph of this Indenture, and, subject to the provisions of Article 13 and Section 16.06, shall include its successors and assigns.

     “Conversion Price” as of any day will equal $1,000 divided by the Conversion Rate as of such date.

     “Conversion Rate” has the meaning specified in Section 16.04.

     “Corporate Trust Office” or other similar term, means the designated office of the Trustee at which at any particular time its corporate trust business as it relates to this Indenture shall be administered, which office is, at the date as of which this Indenture is dated, located at 10161 Centurion Parkway, 2nd Floor, Jacksonville, Florida, 32256.

     “Current Market Price” has the meaning specified in Section 16.05(h)(i).

     “Custodian” means The Bank of New York Trust Company, N.A., as custodian with respect to the Notes in global form, or any successor entity thereto.

     “Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

     “Defaulted Interest” has the meaning specified in Section 2.03.

     “Designated Event” means the occurrence of (a) a Fundamental Change or (b) the termination of trading in the Company’s Common Stock (or other common stock into which the Notes are at such time convertible) on the NASDAQ National Market or any United States national securities exchange, following which the Company’s Common Stock (or other common stock into which the Notes are at such time convertible) is no longer approved for trading on the NASDAQ National Market or any similar United States system of automated dissemination of quotations and security prices or listed for trading on a United States national securities exchange.

     “Designated Event Expiration Time” has the meaning specified in Section 3.05(b).

     “Designated Event Notice” has the meaning specified in Section 3.05(b).

     “Designated Event Redemption Date” has the meaning specified in Section 3.05(a).

     “Depositary” means, the clearing agency registered under the Exchange Act that is designated to act as the Depositary for the Global Notes. The Depository Trust Company shall be the initial Depositary, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

     “Determination Date” has the meaning specified in Section 16.05(l).

     “Effective Date” has the meaning specified in Section 16.12(a).

     “Event of Default” means any event specified in Section 8.01 as an Event of Default.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

     “Ex-Dividend Date” has the meaning specified in Section 16.05(d).

     “Expiration Time” has the meaning specified in Section 16.05(f).

     “Fair Market Value” has the meaning specified in Section 16.05(h)(ii).

     “Fundamental Change” means the occurrence of any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) in connection with which 50% or more of the Common Stock shall be exchanged for, converted into, acquired for or constitutes solely the right to receive, consideration which is not at least 90% common stock that is (or, upon consummation of or immediately following such transaction or event, which will be) listed on a United States national securities exchange or approved (or, upon consummation of or immediately following such transaction or event, which will be approved) for quotation on the NASDAQ National Market or any similar United States system of automated dissemination of quotations of securities prices.

     “Global Note” has the meaning specified in Section 2.02.

     “Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

     “Initial Purchasers” means Morgan Stanley & Co. Incorporated, Lehman Brothers Inc., J.P. Morgan Securities Inc. and Lazard Frères & Co. LLC.

     “Interest” means, when used with reference to the Notes, any interest payable under the terms of the Notes, and Liquidated Damages, if any, payable under the terms of the Registration Rights Agreement.

     “Liquidated Damages” has the meaning specified for “Liquidated Damages Amount” in Section 2(e) of the Registration Rights Agreement.

     “Liquidated Damages Notice” has the meaning specified in Section 6.11.

     “non-electing share” has the meaning specified in Section 16.06.

     “Note” or “Notes” means any Note or Notes, as the case may be, authenticated and delivered under this Indenture, including any Global Note.

     “Note Register” has the meaning specified in Section 2.05.

     “Note Registrar” has the meaning specified in Section 2.05.

     “Noteholder” or “holder” as applied to any Note, or other similar terms (but excluding the term “Beneficial Holder”), means any Person in whose name at the time a particular Note is registered on the Note Registrar’s books.

     “Offer Expiration Time” has the meaning specified in Section 16.05(g).

     “Officers’ Certificate”, when used with respect to the Company, means a certificate signed on behalf of the Company by the Chairman of the Board, the Chief Executive Officer, the President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”) and the Treasurer or any Assistant Treasurer, or the Secretary or Assistant Secretary of the Company.

     “Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, or other counsel reasonably acceptable to the Trustee.

     “outstanding”, when used with reference to Notes and subject to the provisions of Section 10.04, means, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

     (a) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

     (b) Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.06;

     (c) Notes converted into Common Stock pursuant to Article 16; and

     (d) Notes deemed not outstanding pursuant to Article 3.

     “Person” means a corporation, an association, a partnership, a limited liability company, an individual, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

     “Portal Market” means The Portal Market operated by the National Association of Securities Dealers, Inc. or any successor thereto.

     “Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note, and, for the purposes of this definition, any Note authenticated and delivered under Section 2.06 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the lost, destroyed or stolen Note that it replaces.

     “premium” means any premium payable under the terms of the Notes.

     “Public Acquirer Change of Control” means any event constituting a Fundamental Change that would otherwise give holders the right to cause the Company to redeem the Notes in accordance with Section 3.05, where either (a) the acquirer or (b) if not the acquirer, a direct or indirect majority-owned Subsidiary of the acquirer or (c) if not the acquirer or any direct or indirect majority-owned Subsidiary of the acquirer, a corporation by which the acquirer is directly or indirectly majority-owned, has a class of common stock traded on a U.S. national securities exchange or quoted on the NASDAQ National Market or which will be so traded or quoted when issued or exchanged in connection with such Fundamental Change, and the acquirer has designated such common stock to serve the public acquirer common stock in the transaction. “Majority-owned” for the purposes of this definition means having “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the respective Person’s Voting Stock.

     “Public Acquirer Common Stock” means the class of common stock of an entity referred to in sections (a), (b) or (c) of the first sentence of the definition of “Public Acquirer Change of Control” that has been designated to serve as the public acquirer common stock in the transaction.

     “Public Acquisition Notice” has the meaning specified in Section 3.09(a).

     “Purchased Shares” has the meaning specified in Section 16.05(f)(i).

     “QIB” means a “qualified institutional buyer” as defined in Rule 144A.

     “Record Date” has the meaning specified in Section 16.05(h)(iii).

     “Redemption Notice” has the meaning specified in Section 3.05(a).

     “Registration Rights Agreement” means the Registration Rights Agreement, dated as of January 12, 2005, between the Company and the Initial Purchasers, as amended from time to time in accordance with its terms.

     “Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such person’s knowledge of any familiarity with the particular subject.

     “Restricted Securities” has the meaning specified in Section 2.05(c).

     “Rule 144A” means Rule 144A as promulgated under the Securities Act.

     “Securities” has the meaning specified in Section 16.05(d).

     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

     “Significant Subsidiary” means, as of any date of determination, a Subsidiary of the Company that would constitute a “significant subsidiary” as such term is defined under Rule 1-02(w) of Regulation S-X of the Commission as in effect on the date of this Indenture.

     “Stock Price” has the meaning specified in 16.12(a).

     “Subsidiary” means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock or other equity interest entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or managing general partner of which is such Person or a subsidiary of such Person or (b) the only general partners of which are such Person or of one or more subsidiaries of such Person (or any combination thereof).

     “Trading Day” has the meaning specified in Section 16.05(h)(iv).

     “Trigger Event” has the meaning specified in Section 16.05(d).

     “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of this Indenture, except as provided in Section 12.03; provided that if the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939 as so amended.

     “Trustee” means The Bank of New York Trust Company, N.A. and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee at the time serving as successor trustee hereunder.

     “Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

ARTICLE 2
Issue, Description, Execution, Registration And Exchange Of Notes

     Section 2.01. Designation Amount And Issue Of Notes. The Notes shall be designated as “1.50% Convertible Notes Due 2012”. Notes not to exceed the aggregate principal amount of $175,000,000, or if the Company sells up to an additional $25,000,000 principal amount of its Notes pursuant to the option of the Initial Purchasers granted pursuant to the Purchase Agreement dated as of January 6, 2005 between the Company and the Initial Purchasers, limited in aggregate principal amount to $200,000,000, upon the execution of this Indenture, or (except pursuant to Sections 2.04, 2.05, 2.06, 3.05 and 16.02 hereof) from time to time thereafter, may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Company, signed by its Chairman of the Board, Chief Executive Officer, President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”), the Treasurer or any Assistant Treasurer or the Secretary or Assistant Secretary, without any further action by the Company hereunder.

     Section 2.02. Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the form set forth in Exhibit A. The terms and provisions contained in the form of Note attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

     Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required by the Custodian, the Depositary or by the National Association of Securities Dealers, Inc. in order for the Notes to be tradable on The Portal Market or as may be required for the Notes to be tradable on any other market developed for trading of securities pursuant to Rule 144A or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed, or to conform to usage, or to indicate any special limitations or restrictions to which any particular Notes are subject.

     So long as the Notes are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, or otherwise contemplated by Section 2.05(a), all of the Notes will be represented by one or more Notes in global form registered in the name of the Depositary or the nominee of the Depositary (a “Global Note”). The transfer and exchange of beneficial interests in any such Global Note shall be effected through the Depositary in accordance with this Indenture and the applicable procedures of the Depositary. Except as provided in Section 2.05(a), beneficial owners of a Global Note shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered holders of such Global Note.

     Any Global Note shall represent such of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect redemptions, conversions, transfers or exchanges permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the holder of such Notes in accordance with this Indenture. Payment of principal of and interest and premium, if any, on any Global Note shall be made to the holder of such Note.

     Section 2.03. Date And Denomination Of Notes; Payments Of Interest. The Notes shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of the form of Note attached as Exhibit A hereto. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

     The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on any record date with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date, except that the interest payable upon redemption upon the occurrence of a Designated Event will be payable to the Person to whom principal is payable pursuant to such redemption. Interest shall be payable at the office of the Company maintained by the Company for such purposes in the Borough of Manhattan, City of New York, which shall initially be an office or agency of the Trustee. The Company shall pay interest (i) on any Notes in certificated form by check mailed to the address of the Person entitled thereto as it appears in the Note Register (or upon written notice by such Person, by wire transfer in immediately available funds, if such Person is entitled to interest on aggregate principal in excess of $2 million) or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee. The term “record date” with respect to any interest payment date shall mean the January 15 or July 15 preceding the applicable February 1 or August 1 interest payment date, respectively.

     Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any February 1 or August 1 (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Noteholder on the relevant record date by virtue of his having been such Noteholder, and such Defaulted Interest shall be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

     (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment (which shall be not less than twenty-five (25) days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall be not more than fifteen (15) days and not less than ten (10) days prior to the date of the proposed payment, and not less than ten (10) days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first-class postage prepaid, to each holder at his address as it appears in the Note Register, not less than ten (10) days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (2) of this Section 2.03.

     (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

     Section 2.04. Execution of Notes. The Notes shall be signed in the name and on behalf of the Company by the manual or facsimile signature of its Chairman of the Board, Chief Executive Officer, President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”) and attested by the manual or facsimile signature of its Secretary or any of its Assistant Secretaries or its Treasurer or any of its Assistant Treasurers (which may be printed, engraved or otherwise reproduced thereon, by facsimile or otherwise). Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Note attached as Exhibit A hereto, manually executed by the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 17.11), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture. The Company at any time or from time to time may, without the consent of any holder, issue additional Notes having the same terms and the same CUSIP numbers as the Notes initially issued hereunder, and entitled to all of the benefits hereof. Such additional Notes will be deemed Notes for all purposes hereunder, including without limitation in determining the necessary holders who may take the actions or consent to the taking of actions as specified herein.

     In case any officer of the Company who shall have signed any of the Notes shall cease to be such officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the person who signed such Notes had not ceased to be such officer of the Company, and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be the proper officers of the Company, although at the date of the execution of this Indenture any such person was not such an officer.

     Section 2.05. Exchange and Registration of Transfer of Notes; Restrictions on Transfer. (a) The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office and in any other office or agency of the Company designated pursuant to Section 6.02 being herein sometimes collectively referred to as the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Note Register shall be in written form or in any form capable of being converted into written form within a reasonably prompt period of time. The Trustee is hereby appointed “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-registrars in accordance with Section 6.02.

     Upon surrender for registration of transfer of any Note to the Note Registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

     Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 6.02. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Noteholder making the exchange is entitled to receive bearing registration numbers not contemporaneously outstanding.

     All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

     All Notes presented or surrendered for registration of transfer or for exchange, redemption, or conversion shall (if so required by the Company or the Note Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, and the Notes shall be duly executed by the Noteholder thereof or his attorney duly authorized in writing.

     No service charge shall be made to any holder for any registration of, transfer or exchange of Notes, but the Company may require payment by the holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes.

     Neither the Company nor the Trustee nor any Note Registrar shall be required to exchange or register a transfer of (a) any Notes or portions thereof surrendered for conversion pursuant to Article 16 or (b) any Notes or portions thereof tendered for redemption (and not withdrawn) pursuant to Section 3.05.

     (b) The following provisions shall apply only to Global Notes:

     (i) Each Global Note authenticated under this Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to such Depositary or a nominee thereof or Custodian therefor, and each such Global Note shall constitute a single Note for all purposes of this Indenture.

     (ii) Notwithstanding any other provision in this Indenture, no Global Note may be exchanged in whole or in part for Notes registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than the Depositary or a nominee thereof unless (A) the Depositary (i) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Note and a successor depositary has not been appointed by the Company within ninety days or (ii) has ceased to be a clearing agency registered under the Exchange Act, (B) an Event of Default has occurred and is continuing or (C) the Company, in its sole discretion, notifies the Trustee in writing that it no longer wishes to have all the Notes represented by Global Notes. Any Global Note exchanged pursuant to clause (A) or (B) above shall be so exchanged in whole and not in part and any Global Note exchanged pursuant to clause (C) above may be exchanged in whole or from time to time in part as directed by the Company. Any Note issued in exchange for a Global Note or any portion thereof shall be a Global Note; provided that any such Note so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Note.

     (iii) Securities issued in exchange for a Global Note or any portion thereof pursuant to clause (ii) above shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Note or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear any legends required hereunder. Any Global Note to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Note Registrar. With regard to any Global Note to be exchanged in part, either such Global Note shall be so surrendered for exchange or, if the Trustee is acting as Custodian for the Depositary or its nominee with respect to such Global Note, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and make available for delivery the Note issuable on such exchange to or upon the written order of the Depositary or an authorized representative thereof.

     (iv) In the event of the occurrence of any of the events specified in clause (ii) above, the Company will promptly make available to the Trustee a reasonable supply of certificated Notes in definitive, fully registered form, without interest coupons.

     (v) Neither any members of, or participants in, the Depositary (“Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Note registered in the name of the Depositary or any nominee thereof, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Note.

     (vi) At such time as all interests in a Global Note have been redeemed, converted, canceled or exchanged for Notes in certificated form, such Global Note shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Note is redeemed, converted, canceled or exchanged for Notes in certificated form, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction.

     (c) Every Note that bears or is required under this Section 2.05(c) to bear the legend set forth in this Section 2.05(c) (together with any Common Stock issued upon conversion of the Notes and required to bear the legend set forth in Section 2.05(c), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.05(c) (including those set forth in the legend below) unless such restrictions on transfer shall be waived by written consent of the Company, and the holder of each such Restricted Security, by such Note holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in Section 2.05(c) and 2.05(d), the term “transfer” encompasses any sale, pledge, loan, transfer or other disposition whatsoever of any Restricted Security or any interest therein.

     Until the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof, which shall bear the legend set forth in Section 2.05(c), if applicable) shall bear a legend in substantially the following form, unless such Note has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or sold pursuant to Rule 144 under the Securities Act or any similar provision then in force, or unless otherwise agreed by the Company in writing, with written notice thereof to the Trustee:

THE NOTE EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD

EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT); (2) AGREES THAT IT WILL NOT, PRIOR TO EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THIS NOTE UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), RESELL OR OTHERWISE TRANSFER THIS NOTE OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE EXCEPT (A) TO ATHEROGENICS, INC. OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER); (3) PRIOR TO SUCH TRANSFER (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(D) ABOVE), IT WILL FURNISH TO THE BANK OF NEW YORK TRUST COMPANY, N.A., AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE TRUSTEE MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (4) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THIS NOTE PURSUANT TO CLAUSE 2(D) ABOVE OR UPON ANY TRANSFER OF THIS NOTE UNDER RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION). THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTION.

     Any Note (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms or as to conditions for removal of the foregoing legend set forth therein have been satisfied may, upon surrender of such Note for exchange to the Note Registrar in accordance with the provisions of this Section 2.05, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.05(c). If the Restricted Security surrendered for exchange is represented by a Global Note bearing the legend set forth in this Section 2.05(c), the principal amount of the legended Global Note shall be reduced by the appropriate principal amount and the principal amount of a Global Note without the legend set forth in this Section 2.05(c) shall be increased by an equal principal amount. If a Global Note without the legend set forth in this Section 2.05(c) is not then outstanding, the Company shall execute and the Trustee shall authenticate and deliver an unlegended Global Note to the Depositary.

     (d) Until the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), any stock certificate representing Common Stock issued upon conversion of any Note shall bear a legend in substantially the following form, unless such Common Stock has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or pursuant to Rule 144 under the Securities Act or any similar provision then in force, or such Common Stock has been issued upon conversion of Notes that have been transferred pursuant to a registration statement that has been declared effective under the Securities Act or pursuant to Rule 144 under the Securities Act or any similar provision then in force, or unless otherwise agreed by the Company in writing with written notice thereof to the transfer agent:

THE COMMON STOCK EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. THE HOLDER HEREOF AGREES THAT, UNTIL THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE COMMON STOCK EVIDENCED HEREBY UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), (1) IT WILL NOT RESELL OR OTHERWISE TRANSFER THE COMMON STOCK EVIDENCED HEREBY EXCEPT (A) TO ATHEROGENICS, INC. OR ANY SUBSIDIARY THEREOF, (B) TO A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN COMPLIANCE WITH RULE 144A, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER); (2) PRIOR TO SUCH TRANSFER (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 1(D) ABOVE), IT WILL FURNISH TO AMERICAN STOCK TRANSFER & TRUST COMPANY, AS TRANSFER AGENT (OR A SUCCESSOR TRANSFER AGENT, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (3) IT WILL DELIVER TO EACH PERSON TO WHOM THE COMMON STOCK EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 1(D) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE COMMON STOCK EVIDENCED HEREBY PURSUANT TO CLAUSE 1(D) ABOVE OR UPON ANY TRANSFER OF THE COMMON STOCK EVIDENCED HEREBY AFTER THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION).

     Any such Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the foregoing legend set forth therein have been satisfied may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 2.05(d).

     (e) Any Note or Common Stock issued upon the conversion of a Note that, prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), is purchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction which results in such Notes or Common Stock, as the case may be, no longer being “Restricted Securities” (as defined under Rule 144).

     (f) The Trustee shall have no responsibility or obligation to any Agent Members or any other Person with respect to the accuracy of the books or records, or the acts or omissions, of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any Agent Member or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Noteholder and all payments to be made to Noteholders under the Notes shall be given or made only to or upon the order of the registered Noteholders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the customary procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its Agent Members.

     The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

     Section 2.06. Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its written request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and make available for delivery, a new Note, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case, the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

     Following receipt by the Trustee or such authenticating agent, as the case may be, of satisfactory security or indemnity and evidence, as described in the preceding paragraph, the Trustee or such authenticating agent may authenticate any such substituted Note and make available for delivery such Note. Upon the issuance of any substituted Note, the Company may require the payment by the holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Note which has matured or is about to mature or has been tendered for redemption upon a Designated Event (and not withdrawn) or is to be converted into Common Stock shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or in connection with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, the Trustee and, if applicable, any paying agent or conversion agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

     Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or conversion or redemption of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or conversion or redemption of negotiable instruments or other securities without their surrender.

     Section 2.07. Temporary Notes. Pending the preparation of Notes in certificated form, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon the written request of the Company, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Notes in certificated form, but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Notes in certificated form. Without unreasonable delay, the Company will execute and deliver to the Trustee or such authenticating agent Notes in certificated form and thereupon any or all temporary Notes may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 6.02 and the Trustee or such authenticating agent shall authenticate and make available for delivery in exchange for such temporary Notes an equal aggregate principal amount of Notes in certificated form. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Notes in certificated form authenticated and delivered hereunder.

     Section 2.08. Cancellation of Notes. All Notes surrendered for the purpose of payment, redemption, conversion, exchange or registration of transfer shall, if surrendered to the Company or any paying agent or any Note Registrar or any conversion agent, be surrendered to the Trustee and promptly canceled by it, or, if surrendered to the Trustee, shall be promptly canceled by it, and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of such canceled Notes in accordance with its customary procedures. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption, or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation.

     Section 2.09. CUSIP Numbers. The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Noteholders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP” numbers.

ARTICLE 3
Redemption Of Notes

     Section 3.01. Reserved.

     Section 3.02. Reserved.

     Section 3.03. Reserved.

     Section 3.04. Reserved.

     Section 3.05. Redemption At Option of Holders Upon a Designated Event.

     (a) If there shall occur a Designated Event at any time prior to maturity of the Notes, then each Noteholder shall have the right (subject to the Company’s rights upon delivery of a Public Acquisition Notice as defined in Section 3.09), at such holder’s option, to require the Company to redeem for cash all of such holder’s Notes, or any portion thereof that is a multiple of $1,000 principal amount, on the date (the “Designated Event Redemption Date”) that is thirty (30) days after the date of the Designated Event Notice (as defined in Section 3.05(b)) of such Designated Event (or, if such 30th day is not a Business Day, the next succeeding Business Day) at a redemption price equal to 100% of the principal amount thereof, together with accrued interest and Liquidated Damages, if any, to, but excluding, the Designated Event Redemption Date. Such redemption pursuant to this Section 3.05 shall be made (unless withdrawn as provided below) upon:

     (i) delivery to the Trustee (or other paying agent appointed by the Company) by a Noteholder of a duly completed form entitled “Option to Elect Repayment Upon A Designated Event” (the “Redemption Notice”) in the form set forth on the reverse of the Note during the period beginning at any time from the opening of business on the date the

Designated Event Notice is mailed until the close of business on the Designated Event Redemption Date; and

     (ii) delivery or book-entry transfer of the Note or Notes to the Trustee (or other paying agent appointed by the Company) at any time after delivery of the Designated Event Notice (together with all necessary endorsements) at the Corporate Trust Office of the Trustee (or other paying agent appointed by the Company) in the Borough of Manhattan as provided in Section 6.02, such delivery being a condition to receipt by the holder of the redemption price therefor; provided that such redemption price shall be so paid pursuant to this Section 3.05 only if the Note so delivered to the Trustee (or other paying agent appointed by the Company) shall conform in all respects to the description thereof in the related Redemption Notice.

     The Company shall redeem, pursuant to this Section 3.05, a portion of a Note, if the principal amount of such portion is $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to the redemption of all of a Note also apply to the redemption of such portion of such Note. Upon presentation of any Note redeemed in part only, the Company shall execute and, upon the Company’s written direction to the Trustee, the Trustee shall authenticate and make available for delivery to the holder thereof, at the expense of the Company, a new Note or Notes, of authorized denominations, in aggregate principal amount equal to the unredeemed portion of the Notes presented.

     Notwithstanding anything herein to the contrary, any holder delivering to the Trustee (or other paying agent appointed by the Company) the Redemption Notice contemplated by this Section 3.05 shall have the right to withdraw such Redemption Notice at any time prior to the close of business on the Designated Event Redemption Date by delivery of a written notice of withdrawal to the Trustee (or other paying agent appointed by the Company) in accordance with Section 3.06.

     The Trustee (or other paying agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Redemption Notice or written notice of withdrawal thereof.

     (b) On or before the tenth day after the occurrence of a Designated Event, the Company or at its written request (which must be received by the Trustee at least five (5) Business Days prior to the date the Trustee is requested to give notice as described below, unless the Trustee shall agree in writing to a shorter period), the Trustee, in the name of and at the expense of the Company, shall mail or cause to be mailed to all holders of record on the date of the Designated Event a notice (the “Designated Event Notice”) of the occurrence of such Designated Event and of the redemption right at the option of the holders arising as a result thereof. Such notice shall be mailed by first class mail. The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. If the Company shall give such notice, the Company shall also deliver a copy of the Designated Event Notice to the Trustee at such time as it is mailed to Noteholders. Concurrently with the mailing of any Designated Event Notice, the Company shall issue a press release announcing such Designated Event referred to in the Designated Event Notice, the form and content of which press release shall be determined by the Company in its sole discretion. The failure to issue any such press release or any defect therein shall not affect the validity of the Designated Event Notice or any proceedings for the redemption of any Note which any Noteholder may elect to have the Company redeem as provided in this Section 3.05.

     Each Designated Event Notice shall specify the circumstances constituting the Designated Event, the Designated Event Redemption Date, the price at which the Company shall be obligated to redeem Notes, that the holder must exercise the redemption right on or prior to the close of business on the Designated Event Redemption Date (the “Designated Event Expiration Time”), that the holder shall have the right to withdraw any Notes surrendered prior to the Designated Event Expiration Time, a description of the procedure which a Noteholder must follow to exercise such redemption right and to withdraw any surrendered Notes, the place or places where the holder is to surrender such holder’s Notes, the amount of interest and Liquidated Damages, if any, accrued on each Note to the Designated Event Redemption Date and the CUSIP number or numbers of the Notes (if then generally in use).

     No failure of the Company to give the foregoing notices and no defect therein shall limit the Noteholders’ redemption rights or affect the validity of the proceedings for the redemption of the Notes pursuant to this Section 3.05.

     (c) In the case of a reclassification, change, consolidation, merger, combination, sale or conveyance to which Section 16.06 applies, in which the Common Stock of the Company is changed or exchanged as a result into the right to receive stock, securities or other property or assets (including cash), which includes shares of Common Stock of the Company or shares of common stock of another Person that are, or upon issuance will be, traded on a United States national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States and such shares constitute at the time such change or exchange becomes effective in excess of 50% of the aggregate fair market value of such stock, securities or other property or assets (including cash) (as determined by the Company, which determination shall be conclusive and binding), then the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture (accompanied by an Opinion of Counsel that such supplemental indenture complies with this Indenture and the Trust Indenture Act as in force at the date of execution of such supplemental indenture) modifying the provisions of this Indenture relating to the right of holders of the Notes to cause the Company to redeem the Notes following a Designated Event, including without limitation the applicable provisions of this Section 3.05 and the definitions of Common Stock and Designated Event, as appropriate, as determined in good faith by the Company (which determination shall be conclusive and binding), to make such provisions apply to such other Person if different from the Company and the common stock issued by such Person (in lieu of the Company and the Common Stock of the Company).

     (d) The Company will comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act to the extent then applicable in connection with the redemption rights of the holders of Notes in the event of a Designated Event. In the event of any conflict between such rules and the provisions hereof, the Company shall comply with such rules and, in such event, shall be deemed to have complied with the inconsistent terms hereof.

     Section 3.06. Effect of Redemption Notice.

     (a) Upon receipt by the Trustee (or other paying agent appointed by the Company) of the Redemption Notice specified in Section 3.05(a), the holder of the Note in respect of which such Redemption Notice was given shall (unless such Redemption Notice is validly withdrawn) thereafter be entitled to receive solely the redemption price with respect to such Note. Such redemption price shall be paid to such Noteholder, subject to receipt of funds and/or Notes by the Trustee (or other paying agent appointed by the Company), promptly following the later of (x) the Designated Event Redemption Date with respect to such Note (provided the holder has satisfied the conditions in Section 3.05) and (y) the time of delivery or book-entry transfer of such Note to the Trustee (or other paying agent appointed by the Company) by the holder thereof in the manner required by Section 3.05. Notes in respect of which a Redemption Notice has been given by the holder thereof may not be converted pursuant to Article 16 hereof on or after the date of the delivery of such Redemption Notice unless such Redemption Notice has first been validly withdrawn.

     (b) A Redemption Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Trustee (or other paying agent appointed by the Company) in accordance with the Redemption Notice at any time prior to the close of business on the Designated Event Redemption Date, specifying:

     (i) the certificate number, if any, of the Note in respect of which such notice of withdrawal is being submitted, or the appropriate Depositary information if the Note in respect of which such notice of withdrawal is being submitted is represented by a Global Note,

     (ii) the principal amount of the Note with respect to which such notice of withdrawal is being submitted, and

     (iii) the principal amount, if any, of such Note which remains subject to the original Redemption Notice and which has been or will be delivered for redemption by the Company.

     Section 3.07. Deposit of Redemption Price. (a) Prior to 10:00 a.m. (New York City time) on the Business Day following the Designated Event Redemption Date, the Company shall deposit with the Trustee (or other paying agent appointed by the Company; or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the paying agent, shall segregate and hold in trust as provided in Section 6.04) an amount of cash (in immediately available funds if deposited on such Business Day), sufficient to pay the aggregate redemption price of all the Notes or portions thereof that are to be redeemed as of the Designated Event Redemption Date.

     (b) If the Trustee or other paying agent appointed by the Company, or the Company or a Subsidiary or Affiliate of either of them, if such entity is acting as the paying agent, on the Business Day following the Designated Event Redemption Date, holds cash sufficient to pay the aggregate redemption price of all the Notes, or portions thereof, that are to be redeemed as of the Designated Event Redemption Date, on or after the Designated Event Redemption Date (i) the Notes will cease to be outstanding, (ii) interest on the Notes will cease to accrue, and (iii) all other rights of the holders of such Notes will terminate, whether or not book-entry transfer of the

Notes has been made or the Notes have been delivered to the Trustee or paying agent, other than the right to receive the redemption price upon delivery of the Notes.

     Section 3.08. Repayment to the Company. The Trustee (or other paying agent appointed by the Company) shall return to the Company any cash that remains unclaimed as provided in Section 14.04.

     Section 3.09. Public Acquirer Change Of Control. (a) Within 10 Trading Days prior to but not including the expected effective date of a Public Acquirer Change of Control, the Company will provide a notice (a “Public Acquisition Notice”) to all holders, the Trustee, any Paying Agent and any Conversion Agent describing the anticipated Public Acquirer Change of Control and stating whether the company will:

     (i) elect to adjust the Conversion Rate and related conversion obligation as described in this Section 3.09, in which case the holders will not have the right to require the Company redeem their Notes as described in Section 3.05 and will not have the right to the Conversion Rate adjustment or Additional Shares described in Section 16.12; or

     (ii) not elect to adjust the Conversion Rate and related conversion obligation as described in this Section 3.09, in which case the holders will have the right (if applicable) to require the Company to redeem their Notes as described in Section 3.05 and/or the right (if applicable) to the Additional Shares as described in Section 16.12, in each case in accordance with the respective provisions of those Sections.

     (b) If the Public Acquisition Notice indicates that the Company is making the election described in Section 3.09(a)(i), then the Conversion Rate and the related conversion obligation shall be adjusted such that, from and after the effective date of the Public Acquirer Change of Control, holders of the Notes will be entitled to convert their Notes into shares of Public Acquirer Common Stock and the Conversion Rate will be adjusted by multiplying the Conversion Rate in effect immediately before the Public Acquirer Change of Control by a fraction:

     (i) the numerator of which will be (A) in the case of a consolidation, merger or mandatory share exchange pursuant to which Common Stock is converted into cash, securities or other property, the value of cash and any other consideration (as determined by the Board of Directors, which determination shall be conclusive and binding) paid or payable per share of Common Stock or (B) in the case of any other Public Acquirer Change of Control, the average of the Closing Price of the Common Stock for the five consecutive Trading Days prior to but excluding the effective date of such Public Acquirer Change of Control; and

     (ii) the denominator of which will be the average of the Closing Price of the Public Acquirer Common Stock for the five consecutive Trading Days prior to but excluding the effective date of such Public Acquirer Change of Control.

ARTICLE 4

Reserved

ARTICLE 5

Reserved

ARTICLE 6

Particular Covenants Of The Company

     Section 6.01. Payment of Principal, Premium and Interest. The Company covenants and agrees that it will duly and punctually pay or cause to be paid the principal of and premium, if any (including the redemption price upon redemption pursuant to Article 3), and interest, on each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

     Section 6.02. Maintenance of Office or Agency. The Company will maintain an office or agency in the Borough of Manhattan, The City of New York, where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or for conversion or redemption and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.

     The Company may also from time to time designate co-registrars and one or more offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice of any such designation or rescission and of any change in the location of any such other office or agency.

     The Company hereby initially designates the Trustee as paying agent, Note Registrar, Custodian and conversion agent and the Corporate Trust Office shall be considered as one such office or agency of the Company for each of the aforesaid purposes.

     So long as the Trustee is the Note Registrar, the Trustee agrees to mail, or cause to be mailed, the notices set forth in Section 9.10(a) and the third paragraph of Section 9.11. If co-registrars have been appointed in accordance with this Section, the Trustee shall mail such notices only to the Company and the holders of Notes it can identify from its records.

     Section 6.03. Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 9.10, a Trustee, so that there shall at all times be a Trustee hereunder.

     Section 6.04. Provisions as to Paying Agent. (a) If the Company shall appoint a paying agent other than the Trustee, or if the Trustee shall appoint such a paying agent, the Company will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 6.04:

     (1) that it will hold all sums held by it as such agent for the payment of the principal of and premium, if any, or interest on the Notes (whether such sums have been paid to it by the Company or by any other obligor on the Notes) in trust for the benefit of the holders of the Notes;

     (2) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Notes) to make any payment of the principal of and premium, if any, or interest on the Notes when the same shall be due and payable; and

     (3) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

     The Company shall, on or before each due date of the principal of, premium, if any, or interest on the Notes, deposit with the paying agent a sum (in funds which are immediately available on the due date for such payment) sufficient to pay such principal, premium, if any, or interest, and (unless such paying agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action; provided that if such deposit is made on the due date, such deposit shall be received by the paying agent by 10:00 a.m. New York City time, on such date.

     (b) If the Company shall act as its own paying agent, it will, on or before each due date of the principal of, premium, if any, or interest on the Notes, set aside, segregate and hold in trust for the benefit of the holders of the Notes a sum sufficient to pay such principal, premium, if any, or interest so becoming due and will promptly notify the Trustee of any failure to take such action and of any failure by the Company (or any other obligor under the Notes) to make any payment of the principal of, premium, if any, or interest on the Notes when the same shall become due and payable.

     (c) Anything in this Section 6.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any paying agent hereunder as required by this Section 6.04, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Company or any paying agent to the Trustee, the Company or such paying agent shall be released from all further liability with respect to such sums.

     (d) Anything in this Section 6.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 6.04 is subject to Sections 14.03 and 14.04.

     The Trustee shall not be responsible for the actions of any other paying agents (including the Company if acting as its own paying agent) and shall have no control of any funds held by such other paying agents.

     Section 6.05. Existence. Subject to Article 13, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and rights (charter and statutory); provided that the Company shall not be required to preserve any such right if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Noteholders.

     Section 6.06. Maintenance of Properties. The Company will cause all properties used or useful in the conduct of its business or the business of any Significant Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any subsidiary and not disadvantageous in any material respect to the Noteholders.

     Section 6.07. Payment of Taxes and Other Claims. The Company will pay or discharge, or cause to be paid or discharged, before the same may become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon the Company or any Significant Subsidiary or upon the income, profits or property of the Company or any Significant Subsidiary, (ii) all claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon the property of the Company or any Significant Subsidiary and (iii) all stamp taxes and other duties, if any, which may be imposed by the United States or any political subdivision thereof or therein in connection with the issuance, transfer, exchange, conversion or redemption of any Notes or with respect to this Indenture; provided that, in the case of clauses (i) and (ii), the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (A) if the failure to do so will not, in the aggregate, have a material adverse impact on the Company, or (B) if the amount, applicability or validity is being contested in good faith by appropriate proceedings.

     Section 6.08. Rule 144A Information Requirement. Within the period prior to the expiration of the holding period applicable to sales of Notes or any Common Stock issuable upon conversion thereof under Rule 144(k) under the Securities Act (or any successor provision), the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, make available to any holder or beneficial holder of Notes or any Common Stock issued upon conversion thereof which continue to be Restricted Securities in connection with any sale thereof and any prospective purchaser of Notes or such Common Stock designated by such holder or beneficial holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act upon the request of any holder or beneficial holder of the Notes or such Common Stock and it will take such further action as any holder or beneficial holder of such Notes or such Common Stock may reasonably request, all to the extent required from time to time to enable such holder or beneficial holder to sell its Notes or Common Stock without registration under the Securities Act within the limitation of the exemption provided by Rule 144A, as such Rule may be amended from time to time. Upon the request of any holder or any beneficial holder of the Notes or such Common Stock, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

     Section 6.09. Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

     Section 6.10. Compliance Certificate. The Company shall deliver to the Trustee, within one hundred twenty (120) days after the end of each fiscal year of the Company beginning with fiscal year ending December 31, 2005, a certificate signed on behalf of the Company by either the principal executive officer, principal financial officer or principal accounting officer of the Company, stating whether or not to the best knowledge of the signer thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and the status thereof of which the signer may have knowledge.

     The Company will deliver to the Trustee, forthwith upon becoming aware of (i) any default in the performance or observance of any covenant, agreement or condition contained in this Indenture, or (ii) any Event of Default, an Officers’ Certificate specifying with particularity such default or Event of Default and further stating what action the Company has taken, is taking or proposes to take with respect thereto.

     Any notice required to be given under this Section 6.10 shall be delivered to a Responsible Officer of the Trustee at its Corporate Trust Office.

     Section 6.11. Liquidated Damages Notice. In the event that the Company is required to pay Liquidated Damages to holders of Notes pursuant to the Registration Rights Agreement, the Company will provide written notice (“Liquidated Damages Notice”) to the Trustee of its obligation to pay Liquidated Damages no later than fifteen (15) days prior to the proposed payment date for the Liquidated Damages, and the Liquidated Damages Notice shall set forth the amount of Liquidated Damages to be paid by the Company on such payment date. The Trustee shall not at any time be under any duty or responsibility to any holder of Notes to determine the Liquidated Damages, or with respect to the nature, extent or calculation of the amount of Liquidated Damages when made, or with respect to the method employed in such calculation of the Liquidated Damages.

ARTICLE 7

Noteholders’ Lists And Reports By The Company And The Trustee

     Section 7.01. Noteholders’ Lists. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semiannually, not more than fifteen (15) days after each February 1 and August 1 in each year beginning with August 1, 2005, and at such other times as the Trustee may request in writing, within thirty (30) days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the holders of Notes as of a date not more than fifteen (15) days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished by the Company to the Trustee so long as the Trustee is acting as the sole Note Registrar.

     Section 7.02. Preservation And Disclosure Of Lists. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of Notes contained in the most recent list furnished to it as provided in Section 7.01 or maintained by the Trustee in its capacity as Note Registrar or co-registrar in respect of the Notes, if so acting. The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

     (b) The rights of Noteholders to communicate with other holders of Notes with respect to their rights under this Indenture or under the Notes, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

     (c) Every Noteholder, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of holders of Notes made pursuant to the Trust Indenture Act.

     Section 7.03. Reports By Trustee. (a) Within sixty (60) days after May 15 of each year commencing with the year 2005, the Trustee shall transmit to holders of Notes such reports dated as of May 15 of the year in which such reports are made concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. In the event that no events have occurred under the applicable sections of the Trust Indenture Act the Trustee shall be under no duty or obligation to provide such reports.

     (b) A copy of such report shall, at the time of such transmission to holders of Notes, be filed by the Trustee with each stock exchange and automated quotation system upon which the Notes are listed and with the Company. The Company will promptly notify the Trustee in writing when the Notes are listed on any stock exchange or automated quotation system or delisted therefrom.

     Section 7.04. Reports by Company. The Company shall file with the Trustee (and the Commission if at any time after the Indenture becomes qualified under the Trust Indenture Act),

and transmit to holders of Notes, such information, documents and other reports and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act, whether or not the Notes are governed by such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with or otherwise be made available to the Trustee within fifteen (15) days after the same is so required to be filed with the Commission. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officers’ Certificates).

ARTICLE 8

Remedies Of The Trustee And Noteholders On An Event Of Default

     Section 8.01. Events Of Default. In case one or more of the following Events of Default (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

     (a) default in the payment of any installment of accrued but unpaid interest or Liquidated Damages upon any of the Notes as and when the same shall become due and payable, and continuance of such default for a period of thirty (30) days; or

     (b) default in the payment of the principal of or premium, if any, on any of the Notes as and when the same shall become due and payable either at maturity or in connection with any redemption pursuant to Article 3, by acceleration or otherwise; or

     (c) failure on the part of the Company to provide a Designated Event Notice upon a Designated Event in accordance with Section 3.05(b); or

     (d) failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in the Notes or in this Indenture (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this Section 8.01 specifically dealt with) continued for a period of sixty (60) days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee, or the Company and a Responsible Officer of the Trustee by the holders of at least twenty-five percent (25%) in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 10.04; or

     (e) the Company shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any substantial part of the property of the Company, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against the Company, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

     (f) an involuntary case or other proceeding shall be commenced against the Company seeking liquidation, reorganization or other relief with respect to the Company or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any substantial part of the property of the Company, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) consecutive days; or

     (g) default in the payment of principal when due at stated maturity or resulting in acceleration of other indebtedness of the Company for borrowed money where the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $10 million and such acceleration has not been rescinded or annulled within a period of 30 days after written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee, or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 10.04;

then, and in each and every such case (other than an Event of Default specified in Section 8.01(e) or 8.01(f)), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the holders of not less than twenty-five percent (25%) in aggregate principal amount of the Notes then outstanding hereunder determined in accordance with Section 10.04, by notice in writing to the Company (and to the Trustee if given by Noteholders), may declare the principal of and premium, if any, on all the Notes and the interest and Liquidated Damages, if any, accrued thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Notes contained to the contrary notwithstanding. If an Event of Default specified in Section 8.01(e) or 8.01(f) occurs, the principal of all the Notes and the interest and Liquidated Damages, if any, accrued thereon shall be immediately and automatically due and payable without necessity of further action. This provision, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of unpaid interest and Liquidated Damages, if any, upon all Notes and the principal of and premium, if any, on any and all Notes which shall have become due otherwise than by acceleration (with interest on overdue installments of interest and Liquidated Damages, if any (to the extent that payment of such interest is enforceable under applicable law) and on such principal and premium, if any, at the rate borne by the Notes, to the date of such payment or deposit) and amounts due to the Trustee pursuant to Section 9.06, and if any and all defaults under this Indenture, other than the nonpayment of principal of and premium, if any, and accrued interest and Liquidated Damages, if any, on Notes which shall have become due by acceleration, shall have been cured or waived pursuant to Section 8.07, then and in every such case the holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all defaults or Events of Default and rescind and annul such declaration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or Event of Default, or shall impair any right consequent thereon. The Company shall notify in writing a Responsible Officer of the Trustee, promptly upon becoming aware thereof, of any Event of Default.

     In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the holders of Notes, and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the holders of Notes, and the Trustee shall continue as though no such proceeding had been taken.

     Section 8.02. Payments of Notes on Default; Suit Therefor. The Company covenants that (a) in case default shall be made in the payment of any installment of interest or Liquidated Damages, if any, upon any of the Notes as and when the same shall become due and payable, and such default shall have continued for a period of thirty (30) days, or (b) in case default shall be made in the payment of the principal of or premium, if any, on any of the Notes as and when the same shall have become due and payable, whether at maturity of the Notes or in connection with any redemption, by or under this Indenture, declaration or otherwise, then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the holders of the Notes, the whole amount that then shall have become due and payable on all such Notes for principal and premium, if any, or interest and Liquidated Damages, if any, as the case may be, with interest upon the overdue principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest and Liquidated Damages, if any, at the rate borne by the Notes, plus 1% and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee, its agents, attorneys and counsel, and all other amounts due the Trustee under Section 9.06. Until such demand by the Trustee, the Company may pay the principal of and premium, if any, and interest and Liquidated Damages, if any, on the Notes to the registered holders, whether or not the Notes are overdue.

     In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor on the Notes and collect in the manner provided by law out of the property of the Company or any other obligor on the Notes wherever situated the monies adjudged or decreed to be payable.

     In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the case of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 8.02, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal, premium, if any, and interest and Liquidated Damages, if any, owing and unpaid in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Noteholders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due the Trustee under Section 9.06, and to take any other action with respect to such claims, including participating as a member of any official committee of creditors, as it reasonably deems necessary or advisable, and, unless prohibited by law or applicable regulations, and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Noteholders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including counsel fees and expenses incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property which the holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

     All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the holders of the Notes.

     In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the holders of the Notes, and it shall not be necessary to make any holders of the Notes parties to any such proceedings.

     Section 8.03. Application of Monies Collected By Trustee. Any monies collected by the Trustee pursuant to this Article 8 shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

     FIRST: To the payment of all amounts due the Trustee under Section 9.06;

     SECOND: In case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest on the Notes in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the rate borne by the Notes, such payments to be made ratably to the Persons entitled thereto;

     THIRD: In case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount then owing and unpaid upon the Notes for principal and premium, if any, and interest, with interest on the overdue principal and premium, if any, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the rate borne by the Notes, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal and premium, if any, and interest without preference or priority of principal and premium, if any, over interest, or of interest over principal and premium, if any, or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal and premium, if any, and accrued and unpaid interest; and

     FOURTH: To the payment of the remainder, if any, to the Company or any other Person lawfully entitled thereto.

     Section 8.04. Proceedings by Noteholder. No Noteholder shall have any right by virtue of or by reference to any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless also the holders of not less than twenty-five percent (25%) in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable security or indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 8.07; it being understood and intended, and being expressly covenanted by the taker and holder of every Note with every other taker and holder and the Trustee, that no one or more Noteholders shall have any right in any manner whatever by virtue of or by reference to any provision of this Indenture to affect, disturb or prejudice the rights of any other holder of Notes, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Noteholders (except as otherwise provided herein). For the protection and enforcement of this Section 8.04, each and every Noteholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any Noteholder to receive payment of the principal of and premium, if any (including the redemption price upon redemption pursuant to Article 8), and accrued interest on such Note, on or after the respective due dates expressed in such Note or in the event of redemption, or to institute suit for the enforcement of any such payment on or after such respective dates against the Company shall not be impaired or affected without the consent of such Noteholder.

     Anything in this Indenture or the Notes to the contrary notwithstanding, any Noteholder, without the consent of either the Trustee or any other Noteholder, in its own behalf and for its own benefit, may enforce, and may institute and maintain any proceeding suitable to enforce, its rights of conversion as provided herein.

     Section 8.05. Proceedings By Trustee. In case of an Event of Default, the Trustee may, in its discretion, proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

     Section 8.06. Remedies Cumulative And Continuing. Except as provided in Section 2.06, all powers and remedies given by this Article 3 to the Trustee or to the Noteholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Noteholders, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Noteholder to exercise any right or power accruing upon any default or Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or any acquiescence therein, and, subject to the provisions of Section 8.04, every power and remedy given by this Article 8 or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Noteholders.

     Section 8.07. Direction of Proceedings and Waiver of Defaults By Majority of Noteholders. The holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 10.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that (a) such direction shall not be in conflict with any rule of law or with this Indenture, (b) the Trustee may take any other action which is not inconsistent with such direction, (c) the Trustee may decline to take any action that would benefit some Noteholders to the detriment of other Noteholders and (d) the Trustee may decline to take any action that would involve the Trustee in personal liability. The holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 10.04 may, on behalf of the holders of all of the Notes, waive any past default or Event of Default hereunder and its consequences except (i) a default in the payment of Interest or premium, if any, on, or the principal of, the Notes, (ii) a failure by the Company to convert any Notes into Common Stock, (iii) a default in the payment of the redemption price pursuant to Article 3 or (iv) a default in respect of a covenant or provisions hereof which under Article 12 cannot be modified or amended without the consent of the holders of each or all Notes then outstanding or affected thereby. Upon any such waiver, the Company, the Trustee and the holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Whenever any default or Event of Default hereunder shall have been waived as permitted by this Section 8.07, said default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

     Section 8.08. Notice of Defaults. The Trustee shall, within ninety (90) days after a Responsible Officer of the Trustee has knowledge of the occurrence of a default, mail to all Noteholders, as the names and addresses of such holders appear upon the Note Register, notice of all defaults known to a Responsible Officer, unless such defaults shall have been cured or waived before the giving of such notice; provided that except in the case of Default in the payment of the principal of, or premium, if any, or interest or Liquidated Damages on any of the Notes, the Trustee shall be protected in withholding such notice if and so long as a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Noteholders.

     Section 8.09. Undertaking To Pay Costs. All parties to this Indenture agree, and each Noteholder by his acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 8.09 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than ten percent in principal amount of the Notes at the time outstanding determined in accordance with Section 10.04, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of or premium, if any, or interest on any Note on or after the due date expressed in such Note or to any suit for the enforcement of the right to convert any Note in accordance with the provisions of Article 16.

ARTICLE 9

The Trustee

     Section 9.01. Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

     No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

     (a) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred:

     (i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture and the Trust Indenture Act, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture and the Trust Indenture Act against the Trustee; and

     (ii) in the absence of bad faith and willful misconduct on the part of the Trustee, the Trustee may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein);

     (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless the Trustee was negligent in ascertaining the pertinent facts;

     (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the holders of not less than a majority in principal amount of the Notes at the time outstanding determined as provided in Section 10.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

     (d) whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section;

     (e) the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any paying agent or any records maintained by any co-registrar with respect to the Notes;

     (f) if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred; and

     (g) the Trustee shall not be deemed to have knowledge of any Default or Event of Default hereunder unless it shall have been notified in writing of such Default or Event of Default by the Company or the holders of at least 10% in aggregate principal amount of the Notes.

     None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     Section 9.02. Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 9.01:

     (a) the Trustee may conclusively rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, Note, note, coupon or other paper or document (whether in its original or facsimile form) believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

     (b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

     (c) the Trustee may consult with counsel of its own selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

     (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Noteholders pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

     (e) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, Note or other paper or document, but the Trustee may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

     (f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder;

     (g) the Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

     (h) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

     (i) the Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

     (j) any permissive right or authority granted to the Trustee shall not be construed as a mandatory duty; and

     (k) in no event shall the Trustee be responsible or liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

     Section 9.03. No Responsibility For Recitals, Etc. The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

     Section 9.04. Trustee, Paying Agents, Conversion Agents or Registrar May Own Notes. The Trustee, any paying agent, any conversion agent or Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not Trustee, paying agent, conversion agent or Note Registrar.

     Section 9.05. Monies to Be Held in Trust. Subject to the provisions of Section 14.04, all monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed in writing from time to time by the Company and the Trustee.

     Section 9.06. Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to from time to time in writing between the Company and the Trustee, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Company also covenants to indemnify the Trustee and any predecessor Trustee (and any officer, director or employee of the Trustee), in any capacity under this Indenture and its agents and any authenticating agent for, and to hold them harmless against, any and all loss, liability, damage, claim or expense including taxes (other than taxes based on the income of the Trustee) incurred without negligence or bad faith on the part of the Trustee or such officers, directors, employees and agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim (whether asserted by the Company, any holder or any other Person) or liability in connection with enforcing the provisions of this Section 9.06, except to the extent that such loss, damage, claim, liability or expense is due to its own negligence or bad faith. The obligations of the Company under this Section 9.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a lien prior to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Notes. The obligation of the Company under this Section shall survive the satisfaction and discharge of this Indenture.

     When the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 8.01(e) or Section 8.01(f) with respect to the Company occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

     Section 9.07. Officers’ Certificate As Evidence. Except as otherwise provided in Section 9.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of bad faith or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee.

     Section 9.08. Conflicting Interests of Trustee. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

     Section 9.09. Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $100,000,000 (or if such Person is a member of a bank holding company system, its bank holding company shall have a combined capital and surplus of at least $100,000,000). If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 9.09, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

     Section 9.10. Resignation or Removal of Trustee.

     (a) The Trustee may at any time resign by giving written notice of such resignation to the Company and to the holders of Notes. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment sixty (60) days after the mailing of such notice of resignation to the Noteholders, the resigning Trustee may, upon ten (10) Business Days’ notice to the Company and the Noteholders, appoint a successor identified in such notice or may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor trustee, or, if any Noteholder who has been a bona fide holder of a Note or Notes for at least six (6) months may, subject to the provisions of Section 8.09, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

     (b) In case at any time any of the following shall occur:

     (i) the Trustee shall fail to comply with Section 9.08 after written request therefor by the Company or by any Noteholder who has been a bona fide holder of a Note or Notes for at least six (6) months; or

     (ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 9.09 and shall fail to resign after written request therefor by the Company or by any such Noteholder; or

     (iii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 8.09, any Noteholder who has been a bona fide holder of a Note or Notes for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee; provided that if no successor Trustee shall have been appointed and have accepted appointment sixty (60) days after either the Company or the

Noteholders has removed the Trustee, or the Trustee resigns, the Trustee so removed may petition, at the expense of the Company, any court of competent jurisdiction for an appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

     (c) The holders of a majority in aggregate principal amount of the Notes at the time outstanding may at any time remove the Trustee and nominate a successor trustee which shall be deemed appointed as successor trustee unless, within ten (10) days after notice to the Company of such nomination, the Company objects thereto, in which case the Trustee so removed or any Noteholder, or if such Trustee so removed or any Noteholder fails to act, the Company, upon the terms and conditions and otherwise as in Section 9.10(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

     (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 9.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 9.11.

     (e) Notwithstanding the replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 9.06 shall continue for the benefit of the retiring Trustee.

     Section 9.11. Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 9.10 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amount then due it pursuant to the provisions of Section 9.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property and funds held or collected by such trustee as such, except for funds held in trust for the benefit of holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 9.06.

     No successor trustee shall accept appointment as provided in this Section 9.11 unless, at the time of such acceptance, such successor trustee shall be qualified under the provisions of Section 9.08 and be eligible under the provisions of Section 9.09.

     Upon acceptance of appointment by a successor trustee as provided in this Section 9.11, the Company (or the former trustee, at the written direction of the Company) shall mail or cause to be mailed notice of the succession of such trustee hereunder to the holders of Notes at their addresses as they shall appear on the Note Register. If the Company fails to mail such notice within ten (10) days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

     Section 9.12. Succession By Merger. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including any trust created by this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that in the case of any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, such corporation shall be qualified under the provisions of Section 9.08 and eligible under the provisions of Section 9.09.

     In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or any authenticating agent appointed by such successor trustee may authenticate such Notes in the name of the successor trustee; and in all such cases such certificates shall have the full force that is provided in the Notes or in this Indenture; provided that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

     Section 9.13. Preferential Collection of Claims. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of the claims against the Company (or any such other obligor).

ARTICLE 10

The Noteholders

     Section 10.01. Action By Noteholders. Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Noteholders in person or by agent or proxy appointed in writing, or (b) by the record of the holders of Notes voting in favor thereof at any meeting of Noteholders duly called and held in accordance with the provisions of Article 11, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Noteholders. Whenever the Company or the Trustee solicits the taking of any action by the holders of the Notes, the Company or the Trustee may fix in advance of such solicitation, a date as the record date for determining holders entitled to take such action. The record date shall be not more than fifteen (15) days prior to the date of commencement of solicitation of such action.

     Section 10.02. Proof of Execution by Noteholders. Subject to the provisions of Sections 9.01, 9.02 and 11.05, proof of the execution of any instrument by a Noteholder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the registry of such Notes or by a certificate of the Note Registrar.

     The record of any Noteholders’ meeting shall be proved in the manner provided in Section 11.06.

     Section 10.03. Who Are Deemed Absolute Owners. The Company, the Trustee, any paying agent, any conversion agent and any Note Registrar may deem the Person in whose name such Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal of, premium, if any, and interest on such Note, for conversion of such Note and for all other purposes; and neither the Company nor the Trustee nor any paying agent nor any conversion agent nor any Note Registrar shall be affected by any notice to the contrary. All such payments so made to any holder for the time being, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Note.

     Section 10.04. Company-owned Notes Disregarded. In determining whether the holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes which are owned by the Company or any other obligor on the Notes or any Affiliate of the Company or any other obligor on the Notes shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action, only Notes which a Responsible Officer actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section 10.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Notes and that the pledgee is not the Company, any other obligor on the Notes or any Affiliate of the Company or any such other obligor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons, and, subject to Section 9.01, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

     Section 10.05. Revocation Of Consents, Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 10.01, of the taking of any action by the holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action, any holder of a Note which is shown by the evidence to be included in the Notes the holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 10.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the holder of any Note shall be conclusive and binding upon such holder and upon all future holders and owners of such Note and of any Notes issued in exchange or substitution therefor, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor.

ARTICLE 11

Meetings Of Noteholders

     Section 11.01. Purpose Of Meetings. A meeting of Noteholders may be called at any time and from time to time pursuant to the provisions of this Article 11 for any of the following purposes:

     (1) to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Noteholders pursuant to any of the provisions of Article 8;

     (2) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 9;

     (3) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 12.02; or

     (4) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.

     Section 11.02. Call Of Meetings By Trustee. The Trustee may at any time call a meeting of Noteholders to take any action specified in Section 11.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Noteholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 10.01, shall be mailed to holders of Notes at their addresses as they shall appear on the Note Register. Such notice shall also be mailed to the Company. Such notices shall be mailed not less than twenty (20) nor more than ninety (90) days prior to the date fixed for the meeting.

     Any meeting of Noteholders shall be valid without notice if the holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the holders of all Notes outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

     Section 11.03. Call Of Meetings By Company Or Noteholders. In case at any time the Company, pursuant to a resolution of its Board of Directors, or the holders of at least ten percent (10%) in aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Noteholders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within twenty (20) days after receipt of such request, then the Company or such Noteholders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 11.01, by mailing notice thereof as provided in Section 11.02.

     Section 11.04. Qualifications For Voting. To be entitled to vote at any meeting of Noteholders a person shall (a) be a holder of one or more Notes on the record date pertaining to such meeting or (b) be a person appointed by an instrument in writing as proxy by a holder of one or more Notes on the record date pertaining to such meeting. The only persons who shall be entitled to be present or to speak at any meeting of Noteholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

     Section 11.05. Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Noteholders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

     The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Noteholders as provided in Section 11.03, in which case the Company or the Noteholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the holders of a majority in principal amount of the Notes represented at the meeting and entitled to vote at the meeting.

     Subject to the provisions of Section 10.04, at any meeting each Noteholder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him; provided that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by him or instruments in writing as aforesaid duly designating him as the proxy to vote on behalf of other Noteholders. Any meeting of Noteholders duly called pursuant to the provisions of Section 11.02 or 11.03 may be adjourned from time to time by the holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

     Section 11.06. Voting. The vote upon any resolution submitted to any meeting of Noteholders shall be by written ballot on which shall be subscribed the signatures of the holders of Notes or of their representatives by proxy and the outstanding principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Noteholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 11.02. The record shall show the principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

     Any record so signed and verified shall be conclusive evidence of the matters therein stated.

     Section 11.07. No Delay Of Rights By Meeting. Nothing contained in this Article 11 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Noteholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Noteholders under any of the provisions of this Indenture or of the Notes.

ARTICLE 12

Supplemental Indentures

     Section 12.01. Supplemental Indentures Without Consent of Noteholders. The Company, when authorized by the resolutions of the Board of Directors, and the Trustee may, from time to time, and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

     (a) make provision with respect to the conversion rights of the holders of Notes pursuant to the requirements of Section 16.06 and the redemption obligations of the Company pursuant to the requirements of Section 3.05(c);

     (b) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Notes, any property or assets;

     (c) to evidence the succession of another Person to the Company, or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of the Company pursuant to Article 13;

     (d) to add to the covenants of the Company such further covenants, restrictions or conditions as the Board of Directors and the Trustee shall consider to be for the benefit of the holders of Notes, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions or conditions a default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided that in respect of any such additional covenant, restriction or condition, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default;

     (e) to provide for the issuance under this Indenture of Notes in coupon form (including Notes registrable as to principal only) and to provide for exchangeability of such Notes with the Notes issued hereunder in fully registered form and to make all appropriate changes for such purpose;

     (f) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture that may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to change, eliminate or add any new provisions in regard to matters or questions arising under this Indenture that shall not materially and adversely affect the interests of the holders of the Notes;

     (g) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes; or

     (h) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualifications of this Indenture under the Trust Indenture Act, or under any similar federal statute hereafter enacted.

     Upon the written request of the Company, accompanied by a copy of the resolutions of the Board of Directors certified by its Secretary or Assistant Secretary authorizing the execution of any supplemental indenture, the Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

     Any supplemental indenture authorized by the provisions of this Section 12.01 may be executed by the Company and the Trustee without the consent of the holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 12.02.

     Section 12.02. Supplemental Indenture With Consent Of Noteholders. With the consent (evidenced as provided in Article 10) of the holders of at least a majority in aggregate principal amount of the Notes at the time outstanding, the Company, when authorized by the resolutions of the Board of Directors, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the holders of the Notes; provided that no such supplemental indenture shall, without the consent of the holder of each Note so affected, (i) extend the fixed maturity of such Note, (ii) reduce the rate or extend the time of payment of interest or Liquidated Damages, if any, thereon, (iii) reduce the principal amount thereof or premium, if any, thereon, or reduce any amount payable on redemption thereof, (iv) impair the right of any Noteholder to institute suit for the payment thereof, (v) make the principal thereof or interest, Liquidated Damages or premium, if any, thereon payable in any coin or currency other than that provided in such Note, (vi) change the obligation of the Company to redeem such Note upon the happening of a Designated Event in a manner adverse to such Noteholder, (vii) impair the right to convert such Note or reduce the number of shares of

Common Stock or the amount of any other property receivable upon conversion, subject to the terms set forth herein, including Section 16.06, in each case, (viii) modify any of the provisions of this Section 12.02 or Section 8.07, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the holder of each Note so affected, (ix) change any obligation of the Company to maintain an office or agency in the places and for the purposes set forth in Section 6.02, (x) reduce the quorum or voting requirements set forth in Article 11 or (xi) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture.

     Upon the written request of the Company, accompanied by a copy of the resolutions of the Board of Directors certified by its Secretary or Assistant Secretary authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Noteholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

     It shall not be necessary for the consent of the Noteholders under this Section 12.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

     Section 12.03. Effect Of Supplemental Indenture. Any supplemental indenture executed pursuant to the provisions of this Article 12 shall comply with the Trust Indenture Act, as then in effect, provided that this Section 12.03 shall not require such supplemental indenture or the Trustee to be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act or the Indenture has been qualified under the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party to such supplemental indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act or the Indenture has been qualified under the Trust Indenture Act. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 12, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of Notes shall thereafter be determined, exercised and enforced hereunder, subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

     Section 12.04. Notation On Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 12 may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 17.101) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

     Section 12.05. Evidence Of Compliance Of Supplemental Indenture To Be Furnished To Trustee. Prior to entering into any supplemental indenture, the Trustee shall be provided with an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 12 and is otherwise authorized or permitted by this Indenture.

ARTICLE 13

Consolidation, Merger, Sale, Conveyance And Lease

     Section 13.01. Company May Consolidate On Certain Terms. Subject to the provisions of Section 13.02, the Company shall not consolidate or merge with or into any other Person or Persons (whether or not affiliated with the Company), nor shall the Company or its successor or successors be a party or parties to successive consolidations or mergers, nor shall the Company sell, convey, transfer or lease the property and assets of the Company substantially as an entirety, to any other Person (whether or not affiliated with the Company), unless: (i) the Company is the surviving Person, or the resulting, surviving or transferee Person is organized and existing under the laws of the United States of America, any state thereof or the District of Columbia; (ii) upon any such consolidation, merger, sale, conveyance, transfer or lease, the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes, according to their tenor and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company, shall be expressly assumed, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the Person (if other than the Company) formed by such consolidation, or into which the Company shall have been merged, or by the Person that shall have acquired or leased such property, and such supplemental indenture shall provide for the applicable conversion rights set forth in Section 16.06; and (iii) immediately after giving effect to the transaction described above, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing.

     Section 13.02. Successor To Be Substituted. In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such successor Person shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of this first part. Such successor Person thereupon may cause to be signed, and may issue either in its own name or in the name of AtheroGenics, Inc. any or all of the Notes, issuable hereunder that theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor Person instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Notes that such successor Person thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance, transfer or lease, upon compliance with the provisions of this Article 13, the Person named as the “Company” in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 13 may be dissolved, wound up and liquidated at any time thereafter and such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture.

     In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

     Section 13.03. Opinion Of Counsel To Be Given To Trustee. The Trustee shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption complies with the provisions of this Article 13.

ARTICLE 14

Satisfaction And Discharge Of Indenture

     Section 14.01. Discharge Of Indenture. When the Company shall deliver to the Trustee for cancellation all Notes theretofore authenticated (other than any Notes that have been destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) and not theretofore canceled, or all the Notes not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable, and the Company shall deposit with the Trustee, in trust, funds sufficient to pay all of the Notes (other than any Notes that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and premium, if any, and interest and Liquidated Damages, if any, due, and if the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (i) rights hereunder of Noteholders to receive payments of principal of and premium, if any, and interest and Liquidated Damages, if any, on, the Notes and the other rights, duties and obligations of Noteholders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (ii) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on written demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel as required by Section 17.05 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Notes.

     Section 14.02. Deposited Monies To Be Held In Trust By Trustee. Subject to Section 14.04, all monies deposited with the Trustee pursuant to Section 14.01, shall be held in trust for the sole benefit of the Noteholders, and such monies shall be applied by the Trustee to the payment, either directly or through any paying agent (including the Company if acting as its own paying agent), to the holders of the particular Notes for the payment or redemption of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest and premium, if any.

     Section 14.03. Paying Agent To Repay Monies Held. Upon the satisfaction and discharge of this Indenture, all monies then held by any paying agent of the Notes (other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such paying agent shall be released from all further liability with respect to such monies.

     Section 14.04. Return Of Unclaimed Monies. Subject to the requirements of applicable law, any monies deposited with or paid to the Trustee for payment of the principal of, premium, if any, or interest on Notes and not applied but remaining unclaimed by the holders of Notes for two years after the date upon which the principal of, premium, if any, or interest on such Notes, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on demand and all liability of the Trustee shall thereupon cease with respect to such monies; and the holder of any of the Notes shall thereafter look only to the Company for any payment that such holder may be entitled to collect unless an applicable abandoned property law designates another Person.

     Section 14.05. Reinstatement. If the Trustee or the paying agent is unable to apply any money in accordance with Section 14.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 14.01 until such time as the Trustee or the paying agent is permitted to apply all such money in accordance with Section 14.02; provided that if the Company makes any payment of interest on or principal of any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the holders of such Notes to receive such payment from the money held by the Trustee or paying agent.

ARTICLE 15

Immunity Of Incorporators, Stockholders, Officers And Directors

     Section 15.01. Indenture And Notes Solely Corporate Obligations. No recourse for the payment of the principal of or premium, if any, or Interest on any Note, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer, director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

ARTICLE 16

Conversion Of Notes

     Section 16.01. Right To Convert.

     (a) Subject to and upon compliance with the provisions of this Indenture, at any time prior to the close of business on February 1, 2012, the holder of any Note shall have the right, at such holder’s option, to convert the principal amount of the Note, or any portion of such principal amount which is a multiple of $1,000, into fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) at the Conversion Rate in effect at such time, by surrender of the Note so to be converted in whole or in part, together with any required funds, in the manner provided in Section 16.02.

     (b) A Note in respect of which a holder is electing to exercise its option to require redemption upon a Designated Event pursuant to Section 3.05 may be converted only if such holder withdraws its Redemption Notice in accordance with Section 3.06 and prior to the effective date of such conversion. A holder of Notes is not entitled to any rights of a holder of Common Stock until such holder has converted his Notes to Common Stock, and only to the extent such Notes are deemed to have been converted to Common Stock under this Article 16.

     Section 16.02. Exercise Of Conversion Privilege; Issuance Of Common Stock On Conversion; No Adjustment For Interest Or Dividends.

     (a) In order to exercise the conversion privilege with respect to any Note in certificated form, the Company must receive at the office or agency of the Company maintained for that purpose or, at the option of such holder, the Corporate Trust Office, such Note with the original or facsimile of the form entitled “Conversion Notice” on the reverse thereof, duly completed and manually signed, together with such Notes duly endorsed for transfer, accompanied by the funds, if any, required by Section 16.02(c). Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued, and shall be accompanied by transfer or similar taxes, if required pursuant to Section 16.07.

     In order to exercise the conversion privilege with respect to any interest in a Global Note, the beneficial holder must complete, or cause to be completed, the appropriate instruction form for conversion pursuant to the Depositary’s book-entry conversion program, deliver, or cause to be delivered, by book-entry delivery an interest in such Global Note, furnish appropriate endorsements and transfer documents if required by the Company or the Trustee or conversion agent, and pay the funds, if any, required by Section 16.02(c) and any transfer taxes if required pursuant to Section 16.07.

     (b) As promptly as practicable after satisfaction of the requirements for conversion set forth above, subject to compliance with any restrictions on transfer if shares issuable on conversion are to be issued in a name other than that of the Noteholder (as if such transfer were a transfer of the Note or Notes (or portion thereof) so converted), the Company shall issue and shall deliver to such Noteholder at the office or agency maintained by the Company for such purpose pursuant to Section 6.02, a certificate or certificates for the number of full shares of

Common Stock issuable upon the conversion of such Note or portion thereof as determined by the Company in accordance with the provisions of this Article 16 and a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, calculated by the Company as provided in Section 16.03. In case any Note of a denomination greater than $1,000 shall be surrendered for partial conversion, and subject to Section 2.03, the Company shall execute and the Trustee shall authenticate and deliver to the holder of the Note so surrendered, without charge to him, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note.

     Each conversion shall be deemed to have been effected as to any such Note (or portion thereof) on the date on which the requirements set forth above in this Section 16.02 have been satisfied as to such Note (or portion thereof), and the Person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby; provided that any such surrender on any date when the stock transfer books of the Company shall be closed shall constitute the Person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Rate in effect on the date upon which such Note shall be surrendered.

     (c) Any Note or portion thereof surrendered for conversion during the period from the close of business on the record date for any interest payment date to the close of business on the Business Day preceding the following interest payment date shall be accompanied by payment, in immediately available funds or other funds acceptable to the Company, of an amount equal to the interest otherwise payable on such interest payment date on the principal amount being converted; provided that no such payment need be made (1) if the Company has specified a redemption date following a Designated Event that is during the period beginning at the close of business on the record date for any interest payment date and ending at the close of business on such interest payment date, or (2) to the extent of any overdue interest at the time of conversion with respect to such Note. Except as provided above in this Section 16.02, no payment or other adjustment shall be made for interest accrued on any Note converted or for dividends on any shares issued upon the conversion of such Note as provided in this Article 16.

     Upon the conversion of a Note, that portion of the accrued but unpaid interest, with respect to the converted Note shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the holder thereof through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Note being converted pursuant to the provisions hereof; and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for and in satisfaction of the Company’s obligation to pay the principal amount of the converted Note, the accrued but unpaid interest, and the balance, if any, of such fair market value of such Common Stock (and any such cash payment) shall be treated as issued in exchange for and in satisfaction of the right to convert the Note being converted pursuant to the provisions hereof.

     (d) Upon the conversion of an interest in a Global Note, the Trustee (or other conversion agent appointed by the Company), or the Custodian at the direction of the Trustee (or other conversion agent appointed by the Company), shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversions of Notes effected through any conversion agent other than the Trustee.

     Section 16.03. Cash Payments in Lieu of Fractional Shares. No fractional shares of Common Stock or scrip certificates representing fractional shares shall be issued upon conversion of Notes. If more than one Note shall be surrendered for conversion at one time by the same holder, the number of full shares that shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of stock would be issuable upon the conversion of any Note or Notes, the Company shall make an adjustment and payment therefor in cash at the current price thereof to the holder of Notes. The current price of a share of Common Stock shall be the Closing Sale Price on the last Trading Day immediately preceding the day on which the Notes (or specified portions thereof) are deemed to have been converted.

     Section 16.04. Conversion Rate. Each $1,000 principal amount of the Notes shall be convertible into 38.5802 shares of Common Stock (herein called the “Conversion Rate”), subject to adjustment as provided in this Article 16.

     Section 16.05. Adjustment Of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company as follows:

     (a) In case the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution by a fraction,

     (i) the numerator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the date fixed for the determination of stockholders entitled to receive such dividend or other distribution plus the total number of shares of Common Stock constituting such dividend or other distribution; and

     (ii) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination,

such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purpose of this clause (a), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company. If any dividend or distribution of the type described in this Section 16.05(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

     (b) In case the Company shall issue rights or warrants to all holders of its outstanding shares of Common Stock entitling them (for a period expiring within forty-five (45) days after the date fixed for determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price on the date fixed for determination of stockholders entitled to receive such rights or warrants, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the date fixed for determination of stockholders entitled to receive such rights or warrants by a fraction,

     (i) the numerator of which shall be the number of shares of Common Stock outstanding on the date fixed for determination of stockholders entitled to receive such rights or warrants plus the total number of additional shares of Common Stock offered for subscription or purchase, and

     (ii) the denominator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the date fixed for determination of stockholders entitled to receive such rights or warrants plus the number of shares that the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price.

     Such adjustment shall be successively made whenever any such rights or warrants are issued, and shall become effective immediately after the opening of business on the day following the date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at a price less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

     (c) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

     (d) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Company or evidences of its indebtedness or assets (including securities, but excluding any rights or warrants referred to in Section 16.05(b), and excluding any dividend or distribution (x) paid exclusively in cash or (y) referred to in Section 16.05(a)) (any of the foregoing hereinafter in this Section 16.05(d) called the “Securities”), then, in each such case (unless the Company distributes such Securities for distribution to the Noteholders on such dividend or distribution date (as if each Noteholder had converted such Note into Common Stock immediately prior to the Record Date with respect to such distribution)), the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect on the Record Date with respect to such distribution by a fraction,

     (i) the numerator of which shall be the Current Market Price on such Record Date; and

     (ii) the denominator of which shall be the Current Market Price on such Record Date less the Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) on the Record Date of the portion of the Securities so distributed applicable to one share of Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following such Record Date; provided that if the then fair market value (as so determined) of the portion of the Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Noteholder shall have the right to receive upon conversion the amount of Securities such holder would have received had such holder converted each Note on the Record Date. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 16.05(d) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price on the applicable Record Date.

     Notwithstanding the foregoing, if the dividend or distribution requiring an adjustment pursuant to this clause (d) consists of capital stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Company, the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect on the Record Date with respect to such distribution by a fraction,

     (i) the numerator of which shall be the sum of (A) the average of the Closing Sale Prices of the Common Stock for the ten (10) Trading Days commencing on and including the fifth Trading Day after the date (the “Ex-Dividend Date”) on which “ex-dividend trading” commences for such distribution on the NASDAQ National Market or such other national or regional exchange or market on which such securities are then listed or quoted plus (B) the Fair Market Value of the securities distributed in respect of each share of Common Stock for which this Section 16.05(d) applies, which shall equal the number of securities distributed in respect of each share of Common Stock multiplied by the average of the Closing Sale Prices of those securities distributed for the ten (10) Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date; and

     (ii) the denominator of which shall be the average of the Closing Sale Prices of the Common Stock for the ten (10) Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date, such adjustment to become effective immediately prior to the opening of business on the day following such Record Date; provided that the Company may in lieu of the foregoing adjustment make adequate provision so that each Noteholder shall have the right to receive upon conversion the amount of Securities such holder would have received had such holder converted its Notes on the Record Date with respect to such distribution.

     Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 16.05 (and no adjustment to the Conversion Rate under this Section 16.05 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 16.05(d). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 16.05 was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

     No adjustment of the Conversion Rate shall be made pursuant to this Section 16.05(d) in respect of rights or warrants distributed or deemed distributed on any Trigger Event to the extent that such rights or warrants are actually distributed, or reserved by the Company for distribution to holders of Notes upon conversion by such holders of Notes into Common Stock.

     For purposes of this Section 16.05(d) and Section 16.05(a) and 16.05(b), any dividend or distribution to which this Section 16.05(d) is applicable that also includes shares of Common Stock, or such rights or warrants to subscribe for or purchase shares of Common Stock of the type described in Section 16.05(b) (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other than such shares of Common Stock or rights or warrants (and any Conversion Rate adjustment required by this Section 16.05(d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Rate adjustment required by Section 16.05(a) and 16.05(b) with respect to such dividend or distribution shall then be made), except (A) the Record Date of such dividend or distribution shall be substituted as “the date fixed for the determination of stockholders entitled to receive such dividend or other distribution”, “the date fixed for the determination of stockholders entitled to receive such rights or warrants” and “the date fixed for such determination” within the meaning of Section 16.05(a) and 16.05(b) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding at the close of business on the date fixed for such determination” within the meaning of Section 16.05(a).

     (e) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash, then, in such case, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on such Record Date by a fraction,

     (i) the numerator of which shall be the Current Market Price on such Record Date; and

     (ii) the denominator of which shall be the Current Market Price on such Record Date less the amount of cash so distributed applicable to one share of Common Stock,

such adjustment to be effective immediately prior to the opening of business on the day following the record date; provided that if the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Noteholder shall have the right to receive upon conversion the amount of cash such holder would have received had such holder converted each Note on the Record Date. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

     (f) In case a tender or exchange offer made by the Company or any Subsidiary for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders of consideration per share of Common Stock having a Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) that as of the last time (the “Expiration Time”) tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) exceeds the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction,

     (i) the numerator of which shall be the sum of (x) the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the “Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, and

     (ii) the denominator of which shall be the number of shares of Common Stock outstanding (including any Purchased Shares) at the Expiration Time multiplied by the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Time. If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.

     (g) In case of a tender or exchange offer made by a Person other than the Company or any Subsidiary for an amount that increases the offeror’s ownership of Common Stock to more than twenty-five percent (25%) of the Common Stock outstanding and shall involve the payment by such Person of consideration per share of Common Stock having a Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors) that as of the last time (the “Offer Expiration Time”) tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended) exceeds the Closing Price of a share of Common Stock on the Trading Day next succeeding the Offer Expiration Time, and in which, as of the Offer Expiration Time the Board of Directors is not recommending rejection of the offer, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Offer Expiration Time by a fraction

     (i) the numerator of which shall be the sum of (x) the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Offer Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the “Accepted Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less any Accepted Purchased Shares) at the Offer Expiration Time and the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Offer Expiration Time, and

     (ii) the denominator of which shall be the number of shares of Common Stock outstanding (including any Accepted Purchased Shares) at the Offer Expiration Time multiplied by the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Offer Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Offer Expiration Time. If such Person is obligated to purchase shares pursuant to any such tender or exchange offer, but such Person is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made. Notwithstanding the foregoing, the adjustment described in this Section 16.05(g) shall not be made if, as of the Offer Expiration Time, the offering documents with respect to such offer disclose a plan or intention to cause the Company to engage in any transaction described in Article 13.

     (h) For purposes of this Section 16.05, the following terms shall have the meaning indicated:

     (i) “Current Market Price” shall mean the average of the daily Closing Sale Prices per share of Common Stock for the ten consecutive Trading Days ending on the earlier of such date of determination and the day before the “ex” date with respect to the issuance, distribution, subdivision or combination requiring such computation immediately prior to the date in question. For purpose of this clause (i), the term “ex” date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the Closing Sale Price was obtained without the right to receive such issuance or distribution, and (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades, regular way, on such exchange or in such market after the time at which such subdivision or combination becomes effective.

     If another issuance, distribution, subdivision or combination to which Section 16.05 applies occurs during the period applicable for calculating “Current Market Price” pursuant to the definition in the preceding paragraph, “Current Market Price” shall be calculated for such period in a manner determined by the Board of Directors to reflect the impact of such issuance, distribution, subdivision or combination on the Closing Sale Price of the Common Stock during such period.

     (ii) “Fair Market Value” shall mean the amount which a willing buyer would pay a willing seller in an arm’s-length transaction.

     (iii) “Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

     (iv) “Trading Day” shall mean (x) if the applicable security is quoted on the NASDAQ National Market, a day on which trades may be made thereon or (y) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national securities exchange, a day on which the New York Stock Exchange or another national securities exchange is open for business or (z) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

     (i) The Company may make such increases in the Conversion Rate, in addition to those required by Section 16.05(a), (b), (c), (d), (e), (f) or (g) as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

     To the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least twenty (20) days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to holders of record of the Notes a notice of the increase at least fifteen (15) days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

     (j) No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in such rate. Any adjustments not made pursuant to the preceding sentence shall be carried forward and taken into account in any subsequent adjustment, and shall be made, regardless of whether the aggregate amount of such cumulative adjustments exceeds 1% (i) annually on the anniversary of the first date of issue of the Notes, and otherwise (ii)(A) five Business Days prior to the maturity of the Notes, whether at stated maturity or otherwise, or (B) prior to the Redemption Date in connection with a Designated Event. No adjustment in the Conversion Rate need be made if holders of Notes are permitted to participate in the transactions described above in subsections 16.05(a) through 16.05(g) that would otherwise require adjustment of the Conversion Rate. All calculations under this Article 16 shall be made by the Company and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be. No adjustment need be made for the Company’s issuance of rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest or for any issuance of Common Stock or convertible or exchangeable securities or rights to purchase Common Stock or convertible or exchangeable securities. To the extent the Notes become convertible into cash, assets, property or securities (other than capital stock of the Company), no adjustment need be made thereafter upon the issuance of the cash, assets, property or such securities or upon the issuance of any cash, assets, property or securities that are issued upon the conversion of the Notes. Interest will not accrue on any cash into which the Notes are convertible.

     (k) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any conversion agent other than the Trustee an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the holder of each Note at his last address appearing on the Note Register provided for in Section 2.05 of this Indenture, within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

     (l) In any case in which this Section 16.05 provides that an adjustment shall become effective immediately after, or immediately after the opening of business on the day following, (1) a Record Date for an event, (2) the date fixed for the determination of stockholders entitled to receive a dividend or distribution pursuant to Section 16.05(a), (3) a date fixed for the determination of stockholders entitled to receive rights or warrants pursuant to Section 16.05(b), (4) the Expiration Time for any tender or exchange offer pursuant to Section 16.05(f), or (5) the Offer Expiration Time for any tender or exchange offer pursuant to Section 16.05(g)(i) (each a “Determination Date”), the Company may elect to defer until the occurrence of the applicable Adjustment Event (as hereinafter defined) (x) issuing to the holder of any Note converted after such Determination Date and before the occurrence of such Adjustment Event, the additional shares of Common Stock or other securities issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (y) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 16.03. For purposes of this Section 16.05(l), the term “Adjustment Event” shall mean:

     (i) in any case referred to in clause (1) hereof, the occurrence of such event, or in the case of a Record Date for a dividend or distribution requiring an adjustment pursuant to Section 16.05(d) consisting of capital stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Company, the later of (A) the date such dividend or distribution is made and (B) the day after the last day in the ten Trading Day period commencing on and including the fifth Trading Day after the Ex-Dividend Date for such dividend or distribution,

     (ii) in any case referred to in clause (2) hereof, the date any such dividend or distribution is paid or made,

     (iii) in any case referred to in clause (3) hereof, the date of expiration of such rights or warrants, and

     (iv) in any case referred to in clause (4) or clause (5) hereof, the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.

     (m) For purposes of this Section 16.05, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

     Section 16.06. Effect Of Reclassification, Consolidation, Merger or Sale. If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination to which Section 16.05(c) applies), (ii) any consolidation, merger or combination of the Company with another Person as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (iii) any sale or conveyance of all or substantially all of the properties and assets of the Company to any other Person as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing that each Note shall be convertible into the kind and amount of shares of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of shares of Common Stock (including Additional Shares, if any) issuable upon conversion of such Note (assuming, for such purposes, a sufficient number of authorized shares of Common Stock are available to convert all such Notes) immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance assuming such holder of Common Stock did not exercise his rights of election, if any, as to the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance (provided that, if the kind or amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised (“non-electing share”), then for the purposes of this Section 16.06 the kind and amount of stock, other securities or other property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to, and without duplication of the effects of, the adjustments provided for in this Article 16.

     The Company shall cause notice of the execution of such supplemental indenture to be mailed to each holder of Notes, at its address appearing on the Note Register provided for in Section 2.05 of this Indenture, within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

     The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

     If this Section 16.06 applies to any event or occurrence, Section 16.05 shall not apply.

     Section 16.07. Taxes On Shares Issued. The issue of stock certificates on conversions of Notes shall be made without charge to the converting Noteholder for any documentary, stamp or similar issue or transfer tax in respect of the issue thereof. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the holder of any Note converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

     Section 16.08. Reservation of Shares, Shares to Be Fully Paid; Compliance With Governmental Requirements; Listing of Common Stock. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the conversion of the Notes from time to time as such Notes are presented for conversion.

     Before taking any action which would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Notes, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate.

     The Company covenants that all shares of Common Stock which may be issued upon conversion of Notes will upon issue be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

     The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible, to the extent then permitted by the rules and interpretations of the Commission (or any successor thereto), endeavor to secure such registration or approval, as the case may be.

     The Company further covenants that, if at any time the Common Stock shall be listed on the NASDAQ National Market or any other national securities exchange or automated quotation system, the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Note; provided that if the rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Stock until the first conversion of the Notes into Common Stock in accordance with the provisions of this Indenture, the Company covenants to list such Common Stock issuable upon conversion of the Notes in accordance with the requirements of such exchange or automated quotation system at such time.

     Section 16.09. Responsibility Of Trustee. The Trustee and any other conversion agent shall not at any time be under any duty or responsibility to any holder of Notes to determine the Conversion Rate or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other conversion agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other conversion agent make no representations with respect thereto. Neither the Trustee nor any conversion agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 16. Without limiting the generality of the foregoing, neither the Trustee nor any conversion agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 16.06 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Noteholders upon the conversion of their Notes after any event referred to in such Section 16.06 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 9.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

     Section 16.10. Notice To Holders Prior To Certain Actions. In case:

     (a) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 16.05; or

     (b) the Company shall authorize the granting to the holders of all or substantially all of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

     (c) of any reclassification or reorganization of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

     (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

the Company shall cause to be filed with the Trustee and to be mailed to each holder of Notes at his address appearing on the Note Register provided for in Section 2.05 of this Indenture, as promptly as possible but in any event at least ten (10) days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

     Section 16.11. Stockholder Rights Plans. If the rights provided for in the Company’s Reload Common Stock Rights Agreement dated November 9, 2001, as amended, or in any future rights plan adopted by the Company have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights agreement so that the holders of the Notes would not be entitled to receive any rights in respect of Common Stock issuable upon conversion of the Notes, the Conversion Rate will be adjusted as provided in Section 16.05(d).

     Section 16.12. Additional Shares.

     (a) Subject to the provisions hereof, including without limitation, Sections 3.09 and 16.05, if a holder elects to convert Notes following the issuance of a Designated Event Notice in connection with a Designated Event that is also a Fundamental Change that occurs prior to maturity of the Notes, the Company will increase the number of shares of Common Stock issuable upon conversion of the Notes by a number of additional shares of Common Stock (the “Additional Shares”) as set forth below. The number of Additional Shares shall be determined by reference to the applicable table below, based on the date on which the Fundamental Change becomes effective (the “Effective Date”) and the average of the Closing Sale Price of the Common Stock on the five Trading Days prior to but not including the Effective Date (the “Stock Price”).

     (b) The Stock Prices set forth in the first row of each table below will be adjusted as of any date on which the Conversion Rate is adjusted pursuant to Section 16.05(a) through (g). On such date, the Stock Prices shall be adjusted by multiplying:

     (i) the Stock Prices applicable immediately prior to such adjustment, by

     (ii) a fraction, of which

     (A) the numerator shall be the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment, and

     (B) the denominator of which is the Conversion Rate so adjusted.

     The number of Additional Shares will be adjusted in the same manner and for the same events as the Conversion Rate is adjusted as set forth in Section 16.05. The following table sets forth the Stock Price and number of Additional Shares issuable per $1,000 aggregate principal amount of Notes:

Effective Date	Stock Price on Effective Date ($)
	19.20	20.00	22.00	24.00	26.00	28.00	30.00	40.00	50.00	60.00	70.00	80.00	90.00	100.00	115.00
January 12, 2005	13.5	12.6	10.8	9.3	8.1	7.2	6.3	3.8	2.5	1.7	1.2	0.9	0.7	0.6	0.4
February 1, 2006	13.5	12.6	10.7	9.2	8.0	7.0	6.1	3.5	2.3	1.5	1.1	0.8	0.6	0.5	0.3
February 1, 2007	13.5	12.7	10.6	9.1	7.8	6.7	5.9	3.3	2.0	1.4	0.9	0.7	0.5	0.4	0.3
February 1, 2008	13.5	12.7	10.5	8.9	7.5	6.4	5.6	2.9	1.8	1.1	0.8	0.5	0.4	0.3	0.2
February 1, 2009	13.5	12.6	10.3	8.5	7.1	6.0	5.1	2.5	1.4	0.9	0.6	0.4	0.3	0.2	0.1
February 1, 2010	13.5	12.4	9.8	7.9	6.4	5.3	4.3	1.9	0.9	0.5	0.3	0.2	0.2	0.1	0.1
February 1, 2011	13.3	11.8	8.9	6.7	5.1	3.9	3.0	0.9	0.4	0.2	0.1	0.1	0.1	0.0	0.0
February 1, 2012	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0

     (iii) If the Stock Price and Effective Date are not set forth on the applicable table above and the Stock Price is:

     (A) between two Stock Prices on the applicable table or the Effective Date is between two Effective Dates on the applicable table, the number of Additional Shares will be determined by straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Price amounts and the two Effective Dates, as applicable, based on a 365-day year;

     (B) equal to or in excess of $115.00 per share (subject to adjustment), no Additional Shares will be issued upon conversion; or

     (C) less than $19.20 per share (subject to adjustment), no Additional Shares will be issued upon conversion.

     Notwithstanding the foregoing, in no event shall the total number of shares of Common Stock issuable upon conversion exceed 52.0833 per $1,000 of aggregate principal amount of Notes, subject to adjustment in the same manner and for the same events as the Conversion Rate is adjusted as set forth in Section 16.05.

ARTICLE 17

Miscellaneous Provisions

     Section 17.01. Provisions Binding On Company’s Successors. All the covenants, stipulations, promises and agreements by the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.

     Section 17.02. Official Acts By Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any Person that shall at the time be the lawful sole successor of the Company.

     Section 17.03. Addresses For Notices, Etc. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Notes on the Company shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box or sent by telecopier transmission addressed as follows: to AtheroGenics, Inc., 8995 Westside Parkway, Alpharetta, Georgia 30004, Telecopier No.: (678) 336-2501, Attention: Chief Financial Officer. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited, postage prepaid, by registered or certified mail in a post office letter box or sent by telecopier transmission addressed as follows: The Bank of New York Trust Company, N.A., 10161 Centurion Parkway, Jacksonville, Florida, 32256, Telecopier No.: (904) 645-1421, Attention: Corporate Trust Trustee Administration.

     The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication mailed to a Noteholder shall be mailed to him by first class mail, postage prepaid, at his address as it appears on the Note Register and shall be sufficiently given to him if so mailed within the time prescribed.

     Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

     Section 17.04. Governing Law. This Indenture and each Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.

     Section 17.05. Evidence Of Compliance With Conditions Precedent, Certificates To Trustee. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

     Each certificate or opinion provided for by or on behalf of the Company in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include: (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

     Section 17.06. Legal Holidays. In any case in which the date of maturity of interest on or principal of the Notes or the redemption date of any Note will not be a Business Day, then payment of such interest on or principal of the Notes need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the redemption date, and no interest shall accrue for the period from and after such date.

     Section 17.07. Trust Indenture Act. This Indenture is hereby made subject to, and shall be governed by, the provisions of the Trust Indenture Act required to be part of and to govern indentures qualified under the Trust Indenture Act; provided that unless otherwise required by law, notwithstanding the foregoing, this Indenture and the Notes issued hereunder shall not be subject to the provisions of subsections (a)(1), (a)(2), and (a)(3) of Section 314 of the Trust Indenture Act as now in effect or as hereafter amended or modified; provided further that this Section 17.07 shall not require this Indenture or the Trustee to be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party to the Indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in an indenture qualified under the Trust Indenture Act, such required provision shall control.

     Section 17.08. No Security Interest Created. Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction in which property of the Company or its subsidiaries is located.

     Section 17.09. Benefits Of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any paying agent, any authenticating agent, any Note Registrar and their successors hereunder and the holders of Notes any benefit or any legal or equitable right, remedy or claim under this Indenture.

     Section 17.10. Table Of Contents, Headings, Etc. The table of contents and the titles and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

     Section 17.11. Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf, and subject to its direction, in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Sections 2.04, 2.05, 2.06, 2.07 and 3.05, as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 9.09.

     Any corporation into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation is otherwise eligible under this Section 17.11, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation.

     Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee shall either promptly appoint a successor authenticating agent or itself assume the duties and obligations of the former authenticating agent under this Indenture and, upon such appointment of a successor authenticating agent, if made, shall give written notice of such appointment of a successor authenticating agent to the Company and shall mail notice of such appointment of a successor authenticating agent to all holders of Notes as the names and addresses of such holders appear on the Note Register.

     The Company agrees to pay to the authenticating agent from time to time such reasonable compensation for its services as shall be agreed upon in writing between the Company and the authenticating agent.

     The provisions of Sections 9.02, 9.03, 9.04 and 10.03 and this Section 17.11 shall be applicable to any authenticating agent.

     Section 17.12. Execution In Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

     Section 17.13. Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     The Trustee hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions herein above set forth.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed.

ATHEROGENICS, INC.
By:	/s/ Mark P. Colonnese
	Name:	Mark P. Colonnese
	Title:	Senior Vice President of Finance and Administration and Chief Financial Officer

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee
By:	/s/ George W. Bemister
	Name:	George W. Bemister III
	Title:	Assistant Vice President

EXHIBIT A

[Include only for Global Notes]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (THE “DEPOSITARY”, WHICH TERM INCLUDES ANY SUCCESSOR DEPOSITARY FOR THE CERTIFICATES) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREIN IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[Include only for Notes that are Restricted Securities]

[THE NOTE EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT); (2) AGREES THAT IT WILL NOT, PRIOR TO EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THIS NOTE UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), RESELL OR OTHERWISE TRANSFER THIS NOTE OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE EXCEPT (A) TO ATHEROGENICS, INC. OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER); (3) PRIOR TO SUCH TRANSFER (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(D) ABOVE), IT WILL FURNISH TO THE BANK OF NEW YORK TRUST COMPANY, N.A., AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE TRUSTEE MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (4) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE NOTE EVIDENCED HEREBY PURSUANT TO CLAUSE 2(D)

ABOVE OR UPON ANY TRANSFER OF THIS NOTE UNDER RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION). THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTION.]

ATHEROGENICS, INC.

1.50% CONVERTIBLE NOTE DUE 2012

CUSIP: 047439 AC 8

No. 1	$

     AtheroGenics, Inc., a corporation duly organized and validly existing under the laws of the State of Georgia (herein called the “Company”, which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [                    ] [Cede & Co., as the nominee of The Depository Trust Company,]1 or its registered assigns, [the principal sum of                                          DOLLARS] [the principal sum set forth on Schedule I hereto]2 on February 1, 2012 at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semiannually on February 1 and August 1 of each year, commencing August 1, 2005, on said principal sum, in like coin or currency, at the rate per annum of 1.50%, from the February 1 or August 1, as the case may be, next preceding the date of this Note to which interest has been paid or duly provided for, unless the date hereof is a date to which interest has been paid or duly provided for, in which case from the date of this Note, or unless no interest has been paid or duly provided for on the Notes, in which case from January 12, 2005, until payment of said principal sum has been made or duly provided for, or this Note has been converted or redeemed. Notwithstanding the foregoing, if the date hereof is after any January 15 or July 15, as the case may be, and before the following February 1 or August 1, this Note shall bear interest from such February 1 or August 1; provided that if the Company shall default in the payment of interest due on such February 1 or August 1, then this Note shall bear interest from the next preceding February 1 or August 1 to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for on such Note, from January 12, 2005. Except as otherwise provided in the Indenture, the interest payable on this Note pursuant to the Indenture on any February 1 or August 1 will be paid to the Person entitled thereto as it appears in the Note Register at the close of business on the record date, which shall be the January 15 or July 15 (whether or not a Business Day) next preceding such February 1 or August 1, as provided in the Indenture; provided that any such interest not punctually paid or duly provided for shall be payable as provided in Section 2.03 of the Indenture. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

     The Company shall pay interest (i) on any Notes in certificated form by check mailed to the address of the Person entitled thereto as it appears in the Note Register (or, upon written notice by such Person, by wire transfer in immediately available funds, if such Person is entitled

[1]	For Global Notes only.

[2]	For Global Notes only.

to interest on aggregate principal in excess of $2.0 million) or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

     The Company promises to pay interest on overdue principal, premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) interest and Liquidated Damages, if any, at the rate of 1% per annum plus the rate of interest borne by this Note.

     Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the holder of this Note the right to convert this Note into Common Stock of the Company on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

     This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of the State of New York, without regard to conflicts of laws principles thereof.

     This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

     IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

ATHEROGENICS, INC.

By:

By:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes described in the within-named Indenture.

Dated:

THE BANK OF NEW YORK TRUST
COMPANY, N.A., as Trustee

By:

Authorized Signatory

, or

By:

As Authenticating Agent
(if different from Trustee)

By:

Authorized Signatory

FORM OF REVERSE OF NOTE

ATHEROGENICS, INC.

1.50% CONVERTIBLE NOTE DUE 2012

     This Note is one of a duly authorized issue of Notes of the Company, designated as its 1.50% Convertible Notes Due 2012 (herein called the “Notes”), limited in aggregate principal amount to $175,000,000, issued and to be issued (or if the Company sells an additional $25,000,000 principal amount of its Notes pursuant to the option of the Initial Purchasers granted pursuant to the Purchase Agreement dated as of January 6, 2005 between the Company and the Initial Purchasers, limited in aggregate amount to $200,000,000) under and pursuant to an Indenture dated as of January 12, 2005 (herein called the “Indenture”), between the Company and The Bank of New York Trust Company, N.A., as trustee (herein called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes.

     The Notes are issuable in fully registered form, without coupons, in denominations of $1,000 principal amount and any multiple of $1,000. Upon due presentment for registration of transfer of this Note at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof, subject to the limitations provided in the Indenture, without charge except for any tax, assessment or other governmental charge imposed in connection therewith.

     The Notes are not subject to redemption through the operation of any sinking fund and may not be redeemed at the option of the Company prior to maturity.

     If a Designated Event occurs at any time prior to maturity of the Notes, subject to the Company’s rights upon delivery of a Public Acquisition Notice as defined in Section 3.09 of the Indenture, this Note will be redeemable at the option of the holder of this Note at a redemption price equal to 100% of the principal amount hereof, together with accrued interest and Liquidated Damages, if any to (but excluding) the redemption date, as provided in Article 3 of the Indenture.

     Within ten Trading Days prior to but not including the expected effective date of a Fundamental Change that is also a Public Acquirer Change of Control, the Company will provide a Public Acquisition Notice to all holders, the Trustee, any Paying Agent and any Conversion Agent describing the anticipated Public Acquirer Change of Control and stating whether the Company will:

     (i) elect to adjust the Conversion Rate and related conversion obligation as described in Section 3.09 of the Indenture, in which case the Holders will not have the right to require the Company redeem their Notes as described in Article 3 of the Indenture and will not have the right to the Conversion Rate adjustment or Additional Shares described in Section 16.12 of the Indenture; or

     (ii) not elect to adjust the Conversion Rate and related conversion obligation as described in Section 3.09 of the Indenture, in which case the holders will have the right to require the Company to redeem their Notes as described in Article 3 of the Indenture and/or the right (if applicable) to the Additional Shares as described in Section 16.12 of the Indenture, in each case in accordance with the respective provisions of those Sections.

     If the Public Acquisition Notice indicates that the Company is making the election described in clause (i) above, then the Conversion Rate and the related conversion obligation shall be adjusted such that from and after the effective date of the Public Acquirer Change of Control, holders of the Notes will be entitled to convert their Notes into shares of Public Acquirer Common Stock pursuant to Section 3.09 of the Indenture.

     Subject to compliance with the provisions of the Indenture, prior to the close of business on the final maturity date of the Notes, the holder hereof has the right, at its option, to convert each $1,000 principal amount of this Note into 38.5802 shares (the “Conversion Rate”) of the Company’s Common Stock, as such shares shall be constituted at the date of conversion and subject to adjustment from time to time as provided in the Indenture.

     No adjustment in respect of interest on any Note converted or dividends on any shares issued upon conversion of such Note will be made upon any conversion except as set forth in the next sentence. If this Note (or portion hereof) is surrendered for conversion during the period from the close of business on any record date for the payment of interest to the close of business on the Business Day preceding the following interest payment date, this Note (or portion hereof being converted) must be accompanied by payment, in immediately available funds or other funds acceptable to the Company, of an amount equal to the interest otherwise payable on such interest payment date on the principal amount being converted; provided that no such payment shall be required (1) if the Company has specified a redemption date following a Designated Event that is after a record date and on or prior to the next interest payment date or (2) to the extent of any overdue interest at the time of conversion with respect to this Note.

     No fractional shares will be issued upon any conversion, but an adjustment and payment in cash will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Note or Notes for conversion.

     A Note in respect of which a holder is exercising its right to require redemption upon a Designated Event may be converted only if such holder withdraws its Redemption Notice in accordance with the terms of the Indenture.

     In case an Event of Default shall have occurred and be continuing, the principal of, premium, if any, and accrued interest, on all Notes may be declared by either the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of at least a majority in aggregate principal amount of the Notes at the time outstanding, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Notes, subject to the exceptions set forth in Section 12.02 of the Indenture. Subject to the provisions of the Indenture, the holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the holders of all of the Notes waive any past default or Event of Default, subject to the exceptions set forth in the Indenture. Any such consent or waiver by the holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and any premium and interest on, this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

     The Company, the Trustee, any authenticating agent, any paying agent, any conversion agent and any Note Registrar may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or any Note Registrar) for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any other authenticating agent nor any paying agent nor other conversion agent nor any Note Registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Note.

     No recourse for the payment of the principal of or any premium or interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any supplemental indenture or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     Terms used in this Note and defined in the Indenture are used herein as therein defined.

ABBREVIATIONS

     The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM -	as tenants in common	UNIF GIFT MIN ACT -___Custodian ___
TEN ENT -	as tenant by the entireties	(Cust) (Minor)
JT TEN -	as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts to Minors Act (State)

Additional abbreviations may also be used though not in the above list.

CONVERSION NOTICE

TO:	ATHEROGENICS, INC.
THE BANK OF NEW YORK TRUST COMPANY, N.A.

     The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion thereof (which is $1,000 or a multiple thereof) below designated, into shares of Common Stock of AtheroGenics, Inc. in accordance with the terms of the Indenture referred to in this Note, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. If shares or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Note.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

     Fill in the registration of shares of Common Stock if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)

Please print name and address

Principal amount to be converted
(if less than all):

$

Social Security or Other Taxpayer
Identification Number:

OPTION TO ELECT REDEMPTION
UPON A DESIGNATED EVENT

TO:	ATHEROGENICS, INC. THE BANK OF NEW YORK TRUST COMPANY, N.A.

     The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from AtheroGenics, Inc. (the “Company”) as to the occurrence of a Designated Event with respect to the Company and requests and instructs the Company to redeem the entire principal amount of this Note, or the portion thereof (which is $1,000 or a multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Note at the price of 100% of such entire principal amount or portion thereof, together with accrued interest and Liquidated Damages, if any, to, but excluding, the Designated Event Redemption Date, to the registered holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

Dated: ______________________

Signature(s)

NOTICE: The above signatures of the holder(s) hereof
must correspond with the name as written upon the
face of the Note in every particular without
alteration or enlargement or any change whatever.

Principal amount to be redeemed (if less than all):

Social Security or Other Taxpayer Identification
Number

ASSIGNMENT

     For value received _________hereby sell(s) assign(s) and transfer(s) unto _________(Please insert social security or other Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints _________attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

     In connection with any transfer of the Note prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision) (other than any transfer pursuant to a registration statement that has been declared effective under the Securities Act), the undersigned confirms that such Note is being transferred:

☐	To AtheroGenics, Inc. or a subsidiary thereof; or

☐	To a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended; or

☐	Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended; or

☐	Pursuant to a Registration Statement which has been declared effective under the Securities Act of 1933, as amended, and which continues to be effective at the time of transfer;

and unless the Note has been transferred to AtheroGenics, Inc. or a subsidiary thereof, the undersigned confirms that such Note is not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act of 1933, as amended.

     Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof.

Dated: ______________________

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance

with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

NOTICE: The signature on the Conversion Notice, the Option to Elect Redemption Upon a Designated Event, or the Assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Schedule I

[Include Schedule I only for a Global Note]

ATHEROGENICS, INC.
1.50% Convertible Note Due 2012

No. _______

Date	Principal Amount	Notation Explaining Principal Amount Recorded	Authorized Signature of Trustee or Custodian